UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Calgon Carbon Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALGON CARBON CORPORATION	P.O. BOX 717	PITTSBURGH, PA 15230-0717	TELEX 671 1837 CCC PGH
PANAFAX: 412-787-6713

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calgon Carbon Corporation at 1:00 p.m., Eastern Daylight Saving Time, on Thursday, May 1, 2008 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election as Directors is set forth in the notice of the meeting and the Proxy Statement, which are attached. This year you are asked to: (i) elect three Directors for the Class of 2011, (ii) approve the adoption of the Company’s 2008 Equity Incentive Plan and (iii) ratify the appointment of independent auditors for 2008.

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, we hope that you will send a proxy voting on the matters to be considered. Please sign, date and return your proxy in the enclosed envelope as promptly as possible.

Very truly yours,

 LOGO

John S. Stanik

President and

Chief Executive Officer

April 3, 2008

CALGON CARBON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Calgon Carbon Corporation will be held at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania, on Thursday, May 1, 2008 at 1:00 p.m., Eastern Daylight Saving Time, for the following purposes:

(1)	To elect three Directors for the Class of 2011 (Proposal 1);

(2)	To approve the adoption of the Company’s 2008 Equity Incentive Plan (Proposal 2);

(3)	To ratify the appointment of independent auditors of the Company for 2008 (Proposal 3); and

(4)	To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

Holders of record of the Company’s Common Stock as of the close of business on March 3, 2008 are entitled to notice of and to vote at the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

Dennis M. Sheedy

Vice President, General Counsel and Secretary

April 3, 2008

CALGON CARBON CORPORATION

PROXY STATEMENT

CALGON CARBON CORPORATION

PROXY STATEMENT

Annual Meeting of Stockholders

May 1, 2008

The enclosed proxy is solicited on behalf of the Board of Directors of Calgon Carbon Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Daylight Saving Time, on Thursday, May 1, 2008 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania. The accompanying Notice of Annual Meeting of Stockholders sets forth the purposes of the meeting.

The enclosed proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to stockholders on or about April 3, 2008. The Company’s Annual Report to Stockholders for 2007 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telecopy, telegraph, electronic means and personal interview. The Company may also hire a proxy solicitation firm or may request brokerage houses and other nominees or fiduciaries to forward copies of the proxy soliciting material and 2007 Annual Report to beneficial owners of the stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING SECURITIES AND RECORD DATE

Holders of the Company’s Common Stock of record as of the close of business on March 3, 2008 are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 40,804,396 shares of Common Stock, the holders of which are entitled to one vote per share. The Company does not have cumulative voting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

The following table shows the number of shares of Common Stock beneficially owned as of March 3, 2008 by each Director of the Company, by John S. Stanik, Leroy M. Ball, C.H.S. (Kees) Majoor, Robert P. O’Brien and Dennis M. Sheedy, the named executive officers of the Company in the Summary Compensation Table, by James G. Fishburne who is no longer an executive officer but who is named in the Summary Compensation Table, and by all current Directors and executive officers of the Company as a group. The Company has stock ownership guidelines for its executive officers which provide that, over the period through 2009, the President and Chief Executive Officer should increase his ownership of Company stock to a value equal to three times his annual salary, the senior vice presidents and the Chief Financial Officer should increase ownership to a value equal to two times their annual salaries, and all other executive officers should increase their ownership to a value equal to their annual salaries. Unless otherwise indicated in the footnotes to the table, each person named and all

Directors and executive officers as a group have sole voting power and sole investment power with respect to the shares. As used herein, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, the security). A person is deemed to have “beneficial ownership” of any security that the person has the right to acquire within 60 days after the record date.

Name of Beneficial Owner	Number of Shares(1)	Percent of Class
Robert W. Cruickshank	93,202	*
Randall S. Dearth(2)	1,000	*
William R. Newlin(3)	43,301	*
Julie S. Roberts(4)	70,670	*
Timothy G. Rupert	31,143	*
Seth E. Schofield	34,209	*
John S. Stanik	511,965	*
John P. Surma(5)	66,170	*
Robert L. Yohe	78,670	*
Leroy M. Ball	210,458	*
C.H.S. (Kees) Majoor	302,450	*
Robert P. O’Brien(6)	311,932	*
Dennis M. Sheedy	14,950	*
James G. Fishburne(7)	17,742	*
All current directors and executive officers as a group (14 persons)(2)(3)(4)(5)(6)	1,936,253	4.6%

*	Less than 1%.

(1)	Includes (i) 80,170 shares in the case of Mr. Cruickshank, 65,670 shares in the case of each of Ms. Roberts and Mr. Surma, 16,051 shares in the case of each of Messrs. Newlin and Rupert, 19,909 in the case of Mr. Schofield and 58,670 shares in the case of Mr. Yohe, granted under the Company’s 1993 Non-Employee Directors’ Stock Option Plan, (ii) 177,250 options and 17,500 time vesting restricted shares in the case of Mr. Ball; 275,650 options and 10,967 time vesting restricted shares in the case of Mr. Majoor; 241,650 options and 10,967 time vesting restricted shares in the case of Mr. O’Brien; 3,050 options and 11,900 time vesting restricted shares in the case of Mr. Sheedy; and 407,500 options and 52,483 time vesting restricted shares in the case of Mr. Stanik, granted under the Company’s Stock Option Plan and (iii) 1,576,791 options and 109,084 time vesting restricted shares in the case of all current Directors and executive officers as a group, in each case granted under the aforementioned plans. The “percent of class” set forth above for any individual and the group (but not for the other individuals listed above) is computed as though such shares optioned to such individual or the group, as the case may be, were outstanding.

(2)	Shares were purchased by Mr. Dearth on March 20, 2008.

(3)	Includes 13,900 shares held indirectly by Mr. Newlin through a retirement plan.

(4)	Includes 5,000 shares as to which Ms. Roberts shares voting and investment power with her husband.

(5)	Includes 500 shares held by Mr. Surma’s wife. Mr. Surma is also entitled to 23,573 shares of Common Stock, not included in the reported number of shares, upon his retirement from the Board of Directors pursuant to an election to defer his annual director’s retainer fee under the 1997 Directors’ Fee Plan.

(6)	Includes 6,930 shares held by Mr. O’Brien under the Company’s defined contribution plan.

(7)	Mr. Fishburne is no longer employed by the Company.

Other Beneficial Owners

Information as of December 31, 2007 with respect to the only persons not otherwise disclosed in the management table and known by the Company to be a beneficial owner of more than 5% of the Company’s Stock as of the record date is as follows:

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Rutabaga Capital Management.	2,876,850	7.1%
64 Broad Street, 3rd Floor Boston, MA 02109

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 by Rutabaga reflecting ownership as of December 31, 2007. Rutabaga reports that it has sole investment power over all shares, sole voting power over 1,831,050 shares and shared voting power over 1,045,800 shares as of December 31, 2007.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Aristeia Capital LLC 136 Madison Avenue, 3rd Floor New York, NY 10016	4,470,588	9.9%

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 by Aristeia reflecting ownership as of December 31, 2007.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Linden Capital LP Ingham & Wilkinson Building 129 Front Street Hamilton HM 12 Bermuda	2,352,936	5.5%

Siu Min Wong 590 Madison Avenue 15th Floor New York, NY 10022

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008. Linden and Wong collectively beneficially own 5% Convertible Notes of the Company that convert into 2,352,936 shares of Common Stock. This filing states that Linden and Wong have shared voting power and shared dispositive power over all 2,352,936 shares.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
FMR, LLC 82 Devonshire Street Boston, MA 02109	6,066,901	14.9%

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 by FMR and its affiliates reflecting ownership as of December 31, 2007. The filing states that FMR has sole voting power over 608,860 shares and sole dispositive power over 6,066,901 shares, with other amounts listed in its filing for its affiliates.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Pictet Asset Management SA 60 Route Des Acacias Geneva 73 Switzerland CH-12 11	2,980,600	7.4%

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on January 11, 2008 by Pictet reflecting ownership as of December 31, 2007. Pictet reports that it has sole voting power and sole investment power over all shares. Pictet disclaims beneficial ownership of the shares reported, which are owned of record and beneficially by three non-U.S. investment funds managed by Pictet.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Invesco Ltd. 1360 Peachtree Street NE Atlanta, GA 30309	3,789,325	9.4%

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 by Invesco reflecting ownership as of December 31, 2007. Invesco has filed the Schedule 13G on behalf of itself and its subsidiaries, which provide investment management services worldwide. Invesco and its subsidiaries possessed sole investment over all 3,789,325 shares of the Company. Invesco and its subsidiaries possessed sole voting power over 3,774,850 shares. Invesco and its subsidiaries disclaim beneficial ownership of the shares beneficially owned by any of their executive officers and directors. Each of Invesco’s direct and indirect subsidiaries also disclaim beneficial ownership of shares beneficially owned by Invesco and any other subsidiary.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business of the Company is under general supervision of a Board of Directors as provided by the laws of Delaware, the Company’s state of incorporation. The Board of Directors has established committees to assist it, consisting of the Executive Committee, the Compensation Committee, the Audit Committee and the Governance Committee. A current copy of the charters of the committees is available to stockholders at the Company’s website at www.calgoncarbon.com.

Executive Committee. Following the Annual Meeting, the Executive Committee will consist of Messrs. Schofield (Chairman), Rupert and Yohe and Ms. Roberts. The Executive Committee meets during the intervals between meetings of the Board, when prompt action is needed and it is impossible or inconvenient to convene a full meeting of the Board, and may exercise limited powers granted by the Board of Directors in the management of the business and affairs of the Company.

Compensation Committee. Following the Annual Meeting, the Compensation Committee will consist of Messrs. Rupert (Chairman), Cruickshank and Schofield. All members of the Compensation Committee are independent as defined by the New York Stock Exchange standards for director independence. The Compensation

Committee’s overall responsibility is to determine and implement the Company’s general policies with respect to the compensation of its executive officers. The Compensation Committee determines the base salary payable to each executive officer, as well as the short-term cash incentive, if any, payable to each executive officer, and to certain key employees, pursuant to the Company’s short-term cash incentive plan or otherwise. The Committee also administers the Company’s Stock Option Plan and has the authority to make long-term incentive awards thereunder. Other matters related to the compensation of executive officers and key employees, such as the terms of employment contracts and certain employee benefits, are also reviewed by the Compensation Committee.

Audit Committee. Following the Annual Meeting, the Audit Committee will consist of Ms. Roberts (Chairperson) and Messrs. Dearth and Rupert. All members of the Audit Committee are independent, as defined by the New York Stock Exchange standards for director independence. Ms. Roberts has been designated by the Board of Directors as the Audit Committee’s “financial expert,” as required by the Sarbanes-Oxley Act of 2002 and the SEC regulations thereunder. The Audit Committee operates under a charter, which is intended to comply with the requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange corporate governance requirements. It is the responsibility of the Audit Committee to review and approve the Company’s consolidated financial statements each year prior to their announcement to the public and their distribution to the stockholders in the Annual Report. Among other things, the Audit Committee consults with the Company’s Chief Financial Officer and his staff, and separately with the Company’s independent auditors, as to risk assessment strategies, performance and scope of internal audit services, if any, the proposed audit plan, any difficulties encountered in carrying out the audit plan, significant decisions made in preparing the financial statements, any disagreements between management and the independent auditors as to the application of accounting principles or other matters, and the form and content of the notes to the financial statements and Management’s Discussion and Analysis of the financial statements. The Audit Committee also reviews the Company’s quarterly financial statements but does not customarily perform similar functions with respect to other financial statements which cover less than a full fiscal year. The Audit Committee reviews other financial reporting and accounting matters when requested to do so by management or the independent auditors, and satisfies itself that the Company’s systems of internal accounting and financial controls, and disclosure controls and procedures, are functioning adequately and reliably. The Audit Committee believes that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee as representatives of the shareholders. In this connection the Audit Committee discusses with the independent auditors the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting. The Audit Committee periodically reviews the independent auditors’ qualifications as well as all relationships between the Company and the independent auditors which might impact the objectivity and independence of the independent auditors. Each year the Audit Committee evaluates the performance of the independent auditors and recommends to the Board of Directors the retention or, if appropriate, replacement of the independent auditors. The Audit Committee also investigates and reports to the Board as to any alleged breach of law or of the Company’s internal policies which is brought to its attention and carries out other assignments given to it from time to time by the Board.

Governance Committee. Following the Annual Meeting, the Governance Committee will consist of Messrs. Yohe (Chairman), Cruickshank and Newlin. Each of such directors are independent as determined under the New York Stock Exchange standards for director independence. The Governance Committee is responsible for the functioning of the Board and its committees, with the goal of causing the Board and its committees to satisfactorily address the major issues related to the performance and well-being of the Company. Among the duties of the Governance Committee is to review the size and composition of the Board of Directors and to make recommendations with respect to nominations for election or appointment of Directors.

The Governance Committee follows the guidelines of the Company and examines, among other things, the following qualifications and skills of director candidates—their business or professional experience, their integrity and judgment, their records of public service, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experience they will bring to the Board, and the needs of the Company from time to time. The Committee also believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities.

The Governance Committee will principally solicit suggestions from current Directors to identify potential candidates for Director, using the criteria described above. The Committee may also employ the assistance of a search firm. The Governance Committee will consider nominees recommended by stockholders provided that stockholders submit the names of nominees and the other information required by Section 1.08 of the by-laws of the Company in writing to the Secretary of the Company. Such information should be received no earlier than December 10, 2008 and no later than January 27, 2009 with respect to nominations for election at the 2009 Annual Meeting of Stockholders.

During 2007, the Compensation Committee held five meetings, the Governance Committee held three meetings, the Audit Committee held eight meetings, and the Executive Committee held three meetings. The Board of Directors held seven meetings during 2007.

ELECTION OF DIRECTORS (Proposal 1)

The Board of Directors, acting pursuant to the bylaws of the Company, has determined that the number of Directors constituting the full Board of Directors shall be eight immediately following the Annual Meeting. The Board is to be divided into three classes of nearly equal size. One such class is elected every year at the Annual Meeting for a term of three years.

The Board of Directors has, upon recommendation of the Governance Committee, nominated Randall S. Dearth (who was elected by the Board of Directors to the Board in November 2007), Timothy G. Rupert and Seth E. Schofield for re-election as Directors in the Class of 2011, and each of them has agreed to serve if elected. John P. Surma decided to not stand for re-election. Messrs. Dearth, Rupert and Schofield will hold office until the 2011 Annual Meeting of Stockholders, or until the Director’s prior death, disability, resignation or removal. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified.

If any nominee becomes unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

Information concerning the nominees for Director and the other Directors who will continue in office after the meeting is set forth below, together with information concerning the Company’s executive officers who are not Directors.

Name	Age	Position with the Company
	Class of 2011
Randall S. Dearth	44	Director
Timothy G. Rupert	62	Director
Seth E. Schofield	68	Director
	Class of 2010
Robert W. Cruickshank	62	Director
Julie S. Roberts	55	Director
	Class of 2009
William R. Newlin	67	Director
John S. Stanik	54	Director, President and Chief Executive Officer
Robert L. Yohe	71	Director
	Executive Officers
Leroy M. Ball	39	Senior Vice President and Chief Financial Officer
Gail A. Gerono	56	Vice President
C.H.S. (Kees) Majoor	58	Senior Vice President
Robert P. O’Brien	57	Senior Vice President
Dennis M. Sheedy	60	Vice President, General Counsel and Secretary

Mr. Cruickshank has been a Director of the Company since November 1985. Mr. Cruickshank is a consultant providing financial advice to private clients. He is also a director of Hurco, Inc.

Mr. Dearth has been President and Chief Executive Officer of LANXESS Corporation, a chemicals manufacturer, since 2004. Prior thereto he was President and Chief Executive Officer of Bayer Chemicals Corp., a chemicals manufacturer.

Mr. Newlin has been a Director of the Company since 2005. Mr. Newlin has been the Chairman of Newlin Investment Company, LLC since April 2007. He was the Executive Vice President and Chief Administrative Officer of Dick’s Sporting Goods, a retailer, from October 2003 to April 2007. Prior thereto he was Chairman and Chief Executive Officer of Buchanan Ingersoll PC, a law firm. Mr. Newlin is a director of Kennametal Inc. and ArvinMeritor, Inc.

Ms. Roberts has been a Director of the Company since July 2000. Ms. Roberts has been Vice President, Finance, Global Finance Transformation for Marriott International, Inc., a hospitality company, since March 2005. Prior thereto she was Chief Financial Officer of Marriott ExecuStay, a division of Marriott.

Mr. Rupert has been a Director of the Company since 2005. Mr. Rupert retired in July 2007 from his position as President and Chief Executive Officer and a director of RTI International Metals, Inc., a titanium manufacturer, which he had held since 1999.

Mr. Schofield has been a Director of the Company since December 1995. From February 1996 to July 2000, Mr. Schofield was the Chairman of Base International, a provider of corporate protection and security. Prior thereto, Mr. Schofield was Chairman and Chief Executive Officer of USAir Group, a major air carrier. Mr. Schofield is also a director of United States Steel Corporation and Marathon Oil Corporation.

Mr. Stanik has been Chairman and President and Chief Executive Officer of the Company since May 2007 and a director of the Company since October 2003. Prior thereto, he was President and Chief Executive Officer of the Company.

Mr. Yohe has been a Director of the Company since December 1995. Until March 1994, when he retired, Mr. Yohe was Vice Chairman of Olin Corporation, a producer of chemicals, microelectronic materials, metals, sporting ammunition and defense and aerospace products. Mr. Yohe is also a director of Marsulex, Inc. and The Middleby Corporation.

Mr. Ball has been the Senior Vice President and Chief Financial Officer of the Company since January 2006. Prior thereto, Mr. Ball was Vice President and Chief Financial Officer of the Company.

Ms. Gerono has been the Vice President, Investor Relations, Corporate Communications and Human Resources with the Company since October 2002.

Mr. Majoor has been the Senior Vice President—Europe and Asia, of the Company since October 2007. Prior thereto, he was Senior Vice President—Europe, of the Company.

Mr. O’Brien has been the Senior Vice President—Americas, of the Company since August 2005. Prior thereto, he was Senior Vice President of the Company responsible for Global Business Development and the Ultraviolet Light Technology Business Unit.

Mr. Sheedy has been the Vice President, General Counsel and Secretary for the Company since July 2006. Prior thereto, Mr. Sheedy was a Managing Director of the Delafield Group, a legal consulting firm.

PROPOSAL 2

APPROVAL OF ADOPTION OF

THE 2008 EQUITY INCENTIVE PLAN

Introduction

The Company’s 2008 Equity Incentive Plan (the “Plan”) was adopted by the Company’s Board of Directors on March 25, 2008. If the shareholders of the Company do not approve the Plan as proposed in this proxy statement, the Plan will not be used by the Company. Upon approval of the Plan there will be no further grants under the existing Company employee Stock Option Plan and under two Company plans for non-employee directors, the 1999 Phantom Stock Plan and 1997 Non-Employee Directors’ Stock Option Plan. The status of the above-stated plans at March 3, 2008 was as follows:

Stock Options
Outstanding shares	2,033,491 shares
Weighted-average exercise price	$7.25 per share
Average term to expiration	5.67 years

Full Value Awards
Outstanding unvested time-based restricted shares	472,303 shares
Outstanding unvested performance restricted stock units (at maximum)	294,500 shares
Shares available for grant—employee plan	1,387,760 shares
Shares available for grant—director plan	400,108 shares

Description of Equity Incentive Plan

The full text of the Plan is set forth as Exhibit A to this Proxy Statement. The following description of the Plan is qualified in its entirety by reference to Exhibit A.

General. The purposes of the Plan are to encourage eligible employees of and service providers to the Company and its subsidiaries, and non-employee directors, to increase their efforts to make the Company and each subsidiary more successful, to provide an additional inducement for such persons to remain with the Company or a subsidiary, to reward such persons by providing an opportunity to acquire shares of the Company’s Common Stock, par value $0.01 per share, on favorable terms, to provide a means through which the Company may attract able persons to the Company or one of its subsidiaries and to align their interests with those of the shareholders of the Company. The eligible employees are those employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company or any subsidiary.

Under the Plan, which has a ten year term through March 25, 2018, the maximum number of shares available for grants or awards is an aggregate of 2,000,000 shares. The Plan also includes a fixed sub-limit for the granting of incentive stock options. In general, without further shareholder approval, the maximum number of shares for which incentive stock options may be granted is 1,500,000 shares.

The Plan provides for (i) the grant of incentive stock options under Section 422 of the Internal Revenue Code, (ii) the grant of nonstatutory stock options, (iii) the grant of stock appreciation rights, either granted in conjunction with stock options (i.e., tandem SARs) or not in conjunction with options (i.e., freestanding SARs), (iv) restricted share awards, (v) restricted stock units, (vi) performance units and (vii) other stock based awards.

The maximum number of shares as to which awards other than performance units or “other stock-based awards” may be made under the Plan to any one employee in any one calendar year is 500,000 shares. The maximum value of the property, including cash, that may be paid or distributed to any participant pursuant to a grant of performance units in any one calendar year is $5,000,000, and the maximum value of Common Stock and other property, including cash, that may be paid or distributed to any participant with respect to “other stock based awards” in any one calendar year is also $5,000,000.

Certain Minimum Vesting Requirements. The Plan in general only permits awards of restricted shares and share units and other stock based awards with time-based vesting periods of at least three years, with no more frequent than ratable vesting over such period, and only permits awards of restricted shares and share units and other stock based awards that are performance-based to have performance measurement periods of at least one year. The Plan in general also only permits the acceleration of the vesting of any such awards in a manner which would comply with the above-stated requirements, except in the case of death, disability, retirement or change in control. The Company is permitted, however, to grant or accelerate up to ten percent of the authorized shares of the Plan for awards under the Plan that do not meet the foregoing requirements.

Share Counting. For purposes of the limit on the number of shares available under the Plan and available for the sub-limit on incentive stock options (but not for the individual limit on shares that can be granted), each share of Common Stock which is subject to an award other than a stock option or a stock appreciation right is counted as 1.38 shares rather than one share, except that in case of performance units and restricted stock units that have performance conditions, shares of Common Stock are counted as 1.38 shares rather than one share for each actual share issued only at the time, if any, of the actual issuance of shares pursuant to the performance unit award.

Except in the case of performance unit awards and restricted stock units that have performance conditions (where shares of Common Stock are counted only upon actual issuance of the shares), to the extent that any award is forfeited, or any option and tandem SAR (if any) or any free-standing SAR terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of Common Stock subject to such awards will again be available for awards under the Plan. However, shares of Common Stock subject to such awards will continue to be counted for purposes of the individual limits on shares that can be granted.

If the exercise price of any stock option and/or the tax withholding obligations relating to any awards are satisfied by delivering shares or withholding shares relating to such award, the gross number of shares subject to the award will nonetheless be deemed to have been granted for purposes of the Plan and any shares which are delivered back to the Company will not be added to the aggregate number of shares for which awards may be made under the Plan. If shares of Common Stock are issued upon the exercise of a stock appreciation right, all shares subject to the stock appreciation right are counted regardless of the number of shares issued upon exercise.

Administration. The Plan will be administered by the Board of Directors or a Committee appointed by the Board. The Committee that would administer awards to employees and service providers is the Compensation Committee, and the Committee that would administer awards to non-employee directors is the Corporate Governance Committee. As used herein, “Committee” shall mean the Board or the applicable Committee administering the Plan.

Subject to the provisions of the Plan, the Committee has full and final authority, in its discretion, to make awards under the Plan, and to determine the participants to whom each award is made and the number of shares covered thereby. In determining the eligibility of any participant, as well as in determining the number of shares covered by each award, the Committee considers the position and responsibilities of the person being considered, the nature and value to the Company or a subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a subsidiary and such other factors as the Committee may deem relevant.

The Committee also has the power to interpret the Plan and to prescribe such rules, regulations and procedures in connection with the operations of the Plan as it deems necessary and advisable in its administration of the Plan.

Terms of Stock Options. The option price for each stock option may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant of the stock option except that, in the case of an incentive stock option granted to an employee who owns actually or constructively pursuant to the rules contained in Section 424(d) of the Internal Revenue Code more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (a “Ten Percent Employee”), the option price may not be less than 110% of such fair market value. Fair market value of the Common Stock for all purposes under the Plan is the mean between the publicly reported highest and lowest sales prices per share of Common Stock of the Company as quoted in the New York Stock Exchange Composite Transactions listing in The Wall Street Journal on the date as of which fair market value is determined. As of March 3, 2008, the fair market value of the Common Stock of the Company as determined by the above-stated formula was $16.66 per share.

No stock option may be exercised after the expiration of ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Employee). Unless the Committee, in its discretion, otherwise determines, an exercisable stock option may be exercised in whole or in part. Otherwise stock options may be exercised at such times, in such amounts and subject to such restrictions as are determined in its discretion by the Committee.

The option price for each stock option is payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may, if authorized by the Committee at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option, pay the option price in whole or in part by delivering to the Company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash.

If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Company may cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program, but the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Company has received full payment in cash for the option price from the broker or other agent.

The aggregate fair market value (determined as of the time the incentive stock options are granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant in the Plan during any calendar year may not exceed $100,000. If the date on which any incentive stock options may first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement, or amendment thereto, and the acceleration of such exercise date would result in a violation of this $100,000 restriction, then, notwithstanding any such provision, but subject to the authorization provided for in the following sentence, the exercise dates of such incentive stock options will be accelerated only to the date or dates, if any, that do not result in a violation of the $100,000 restriction, and in such event the exercise dates of the incentive stock options with the lowest option prices would be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction and one or more incentive stock options would thereby be converted in whole or in part to nonstatutory stock options.

Stock Appreciation Rights. A stock appreciation right (SAR) entitles the holder to receive, on exercise, the excess of the fair market value of the Common Stock on the exercise date over the SAR grant price. The Committee may grant SAR awards as stand-alone awards or in tandem with a related option award under the Plan. The SAR grant price is set by the Committee and may not be less than the fair market value of the Common Stock on the date of the grant. Payment upon exercise will be in cash, shares of Common Stock, or both. Unless otherwise determined by the Committee, any related option will no longer be exercisable to the extent a tandem SAR has been exercised, and the exercise of an option will cancel the related tandem SAR.

Repricing Prohibited. The Plan prohibits repricing of options or SARs without further shareholder approval. Repricing means the grant of a new option or SAR in return for the cancellation, exchange or forfeiture of an award that has a higher grant price than the new award, the amendment of an outstanding award to reduce the grant price, the cancellation or repurchase of an option or SAR at a time when grant price is greater than the fair market value of the Common Stock or any action that would be treated, for accounting purposes, as a repricing. The grant of a substitute award under the anti-dilution and anti-enlargement provisions explained under “Miscellaneous,” below is not a repricing.

Other Terms of Options and SARS. Unless the Committee determines otherwise, the Plan provides for certain vesting and exercise periods upon termination of employment or service in certain situations, such as death, disability, retirement or other termination.

Unless the Committee, in its discretion, otherwise determines, no stock option or stock appreciation right granted under the Plan is transferable other than by Will or by the laws of descent and distribution, and a stock option or stock appreciation right may be exercised during a participant’s lifetime only by the participant. If the Committee determines that such an award is transferable it may do so only to the extent that such transfer is made without the payment of value or consideration to the participant.

Each grant of a stock option or stock appreciation right must be confirmed by an agreement between the Company and the participant which sets forth the terms of the stock option or stock appreciation right.

Performance Goals. The Committee may establish performance goals (“Performance Goals”) in connection with the grant of restricted stock, restricted stock units, performance units or “other stock-based awards.” In the case of awards to participants who may be covered employees under Section 162(m) of the Internal Revenue Code where the Committee wishes to qualify the award for the performance-based exception to the limitations on compensation deductions under Section 162(m) of the Internal Revenue Code, the Committee may designate the award as a “Qualified Performance-Based Award” and must certify in writing when the Performance Goals have been achieved. In such cases, the Performance Goals will be based on one or more of the following:

(i)	The following criteria for the Company on a consolidated basis, one or more of its direct or indirect subsidiaries, and/or one or more divisions of the foregoing, either in absolute terms or compared to the performance of (x) the Company, its subsidiaries or divisions (for a different period), (y) one or more other companies or (z) an index covering multiple companies:

1.	net income
2.	economic value added (earnings less a capital charge)
3.	EBITDA (earnings before interest, taxes, depreciation and amortization)
4.	sales
5.	costs
6.	gross margin
7.	operating margin
8.	pre-tax profit or income
9.	market share
10.	return on net assets
11.	return on assets
12.	return on capital
13.	return on invested capital
14.	cash flow
15.	free cash flow
16.	operating cash flow
17.	operating income
18.	earnings before interest and taxes
19.	working capital
20.	innovation as measured by a percentage of sales from new products

(ii)	The following criteria for the Company, either in absolute terms or compared to the performance of (x) the Company (for a different period), (y) one or more other companies or (z) an index covering multiple companies:

1.	stock price
2.	return on shareholders’ equity
3.	earnings per share
4.	cash flow per share
5.	total shareholder return (stock price appreciation plus dividends)

Restricted Stock. Restricted stock awards are actual shares of Common Stock issued to a participant subject to such restrictions (including restrictions on the right of the participant to sell, assign, transfer, pledge or otherwise encumber the shares awarded while such shares are subject to restrictions) as the Committee may impose thereon. Except as otherwise determined by the Committee, the participant shall have, with respect to the shares of the restricted stock, all the rights of a shareholder of the Company, including the right to vote the shares and receive cash dividends. Prior to or at the time of grant, the Committee shall condition the award on the continued employment by the participant, Performance Goals as set by the Committee, or both. Except in the case of a Qualified Performance-Based Award, the Committee may modify or waive any restrictions it imposes.

In lieu of the payment of cash dividends to the participant, the Committee, in its discretion, may determine that cash dividends on the shares of restricted stock will be (i) automatically deferred and reinvested in additional restricted stock, or (ii) held by the Company in cash (without any payment of interest thereon), and subject to the same vesting and forfeiture restrictions of the restricted stock with respect to which the dividends are payable.

Following a restricted stock award and prior to the lapse of the applicable restrictions, to the extent that share certificates representing the restricted shares are issued, such certificates will either bear a legend referencing the restrictions or will be held by the Company in escrow. Upon the lapse of the applicable restrictions (and not before such time), any share certificates representing the restricted shares and unpaid dividends, if any, will be delivered to the participant, or any shares evidenced by book-entry will be marked unrestricted. If the restrictions applicable to the restricted stock award are not satisfied within the applicable period, the shares subject to the award will be forfeited, any certificates returned to the Company and any book entries changed to evidence transfer of the shares to the Company.

Restricted Stock Unit Awards. Restricted stock units are awards denominated in shares of Common Stock that will be settled, subject to the terms and conditions of the restricted stock units and at the sole discretion of the Committee, in an amount of cash, shares of Common Stock, or both, based upon the fair market value of a specified number of shares of Common Stock. The vesting of such units will be conditioned upon the continued service of the participant, the attainment of Performance Goals as set by the Committee, or both. Except in the case of a Qualified Performance-Based Award, the Committee may modify or waive any of the conditions applicable to restricted stock units. Restricted stock units generally may not be transferred by a participant. Participants granted restricted stock units will not be entitled to any dividends payable on the Common Stock unless the agreement relating to the award provides otherwise and shall not have any voting rights with respect to such units.

Performance Units. Performance units may be granted by the Committee either alone or in addition to other awards under the Plan and subject to the satisfaction of Performance Goals specified by the Committee. The Committee may select periods during which the Performance Goals chosen by the Committee are measured for the purpose of determining the extent to which a performance unit has been earned. The Committee decides whether the Performance Goals have been achieved, what amount of the award will be paid and the form of payment, which may be cash, stock or other property or any combination. Performance units will not have any voting rights and holders of performance units will not be shareholders of the Company unless and until shares of Common Stock are issued. Performance units generally may not be transferred by a participant.

Other Awards. The Committee may award Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including but not limited to, unrestricted stock or dividend equivalents. Any such award shall be subject to such terms and conditions as established by the Committee.

Additional Rights in Certain Events. The Plan provides for acceleration of the exercisability and extension of the expiration date of stock options and stock appreciation rights, for the lapse of the restrictions on restricted share awards, and for the vesting of restricted stock units and performance units upon the occurrence of one or more events described in Section 11 of the Plan (“Section 11 Events”), which Section 11 Event is then followed by a termination of employment under certain circumstances (the occurrence of both such events being referred to herein and in the Plan as a “Covered Change of Control Termination”). As described in Section 11 of the Plan, a Section 11 Event is deemed to have occurred when certain events occur which could be considered a change in control of the Company, such as the acquisition by a person or company of 20% or more of the Company’s Common Stock, a change of more than two-thirds of the incumbent Board of Directors, a merger or similar reorganization, or a dissolution of the Company.

Unless the agreement or an amendment thereto otherwise provides, but subject to the $100,000 restriction described above for incentive stock options, notwithstanding any other provision contained in the Plan, upon the occurrence of any Covered Change of Control Termination with respect to a participant (i) all outstanding stock options and stock appreciation rights become immediately and fully exercisable whether or not otherwise exercisable by their terms, (ii) all stock options and stock appreciation rights held by such participant are exercisable for a period of three months from the date of such termination of employment or service, but in no event after the expiration date of the stock option or stock appreciation rights, (iii) all restrictions applicable to restricted stock awards under the Plan which have not previously lapsed will lapse regardless of the scheduled lapse of such restrictions and (iv) all restricted stock units and performance units are considered to be earned and payable in full, any vesting conditions are considered to have been satisfied, and such restricted stock units and performance units will be settled in cash as promptly as is practicable. The rights of a participant to such acceleration of vesting and extension of exercisabilty when such participant is a party to a separate agreement (such as an employment agreement) with the Company that contain change in control provisions will be governed by the terms of that separate agreement.

Miscellaneous. The Board of Directors may alter or amend the Plan at any time except that, without approval of the shareholders of the Company, no alteration or amendment may (i) increase the maximum aggregate number of shares of Common Stock for which awards may be made under the Plan, (ii) increase the maximum aggregate number of shares as to which incentive stock options may be granted pursuant to the sub-limit under the Plan, (iii) make any changes in the class of employees eligible to be granted awards under the Plan, (iv) change the maximum number of shares as to which awards may be made to any participant under the Plan, (v) change the maximum amount that may be paid or distributed to any participant in any one calendar year under the Plan pursuant to a grant of performance units or other stock-based awards, (vi) change the restrictions regarding repricing explained above, (vii) change the option price or base price of any stock appreciation right permitted under the Plan, (viii) be made if shareholder approval of the amendment is at the time required for awards under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the New York Stock Exchange or any other stock exchange on which the Common Stock may then be listed or (ix) be made to the extent such approval is needed for Qualified Performance-Based Awards to qualify for an exemption under Section 162(m) of the Internal Revenue Code. In addition, no alteration or amendment of the Plan may, without the written consent of the holder of any award theretofore granted under the Plan, adversely affect the rights of such holder with respect thereto.

The Board of Directors may also terminate the Plan at any time, but termination of the Plan would not terminate any outstanding awards granted under the Plan or cause a revocation or forfeiture of any restricted stock award under the Plan.

The Plan contains anti-dilution and anti-enlargement provisions providing for adjustment or substitution in the shares available for awards under the Plan, in the various maximum limitations on awards under the Plan, in the number of shares covered by outstanding awards under the Plan and in the exercise price of outstanding awards in certain events, including mergers, consolidations, acquisitions of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a subsidiary, extraordinary dividend, stock dividend, stock split, revenue stock split, reorganization, share combination or recapitalization.

Awards to a participant may, in the Committee’s sole discretion at any time, be cancelled, suspended or required to be repaid to the Company if the participant at any time during employment or within eighteen months thereafter (i) competes with the Company or its subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or certain others to cease doing business with the Company or its subsidiaries, or interferes with the Company’s or any of its subsidiaries’ relationships with such customer, supplier, licensee or other person, (iii) solicits employees to leave the employment of the Company or its subsidiaries or interferes with their employment relationship, or (iv) defames or disparages the Company, its subsidiaries or certain related persons. Unless the agreement related to an award or an amendment otherwise provides, these provisions do not apply following the occurrence of one or more of the Section 11 Events described under “Additional Rights in Certain Events” above. Participants with separate agreements with the Company (such as employment agreements) which include covenants similar to the foregoing will instead be governed by the terms of such covenants.

The Plan contains provisions intended to comply with both Section 409A of the Internal Revenue Code (related to deferred compensation) and, as discussed above under Performance Goals, Section 162(m) of the Internal Revenue Code (related to performance-based awards). The Committee may establish procedures allowing payment of an award to be deferred, provided any deferral is consistent with Section 409A of the Internal Revenue Code. In such cases of deferral, the participant may be entitled to receive interest or dividends, or their equivalents, with respect to shares covered by the award.

Possible Anti-takeover Effect

The provisions of the Plan providing for the acceleration of the exercise date of outstanding stock options and stock appreciation rights upon the occurrence of a Covered Change of Control Termination, the extension of the period during which outstanding stock options and stock appreciation rights may be exercised upon termination of employment following a Covered Change of Control Termination, the lapse of restrictions applicable to restricted stock and other awards, accelerated vesting of restricted stock units and performance units upon the occurrence of a Covered Change of Control Termination, and the tax gross-up rights and payments related to a Covered Change of Control Termination, may be considered as having an anti-takeover effect.

Awards to Named Officers and Other Employees

The Plan is new and no awards have been made under it. The Committee has not yet established guidelines or standards on the types of awards it may grant under the Plan to the named officers or other participants or the number of shares that the awards will cover. The Board does intend to grant restricted shares to non-employee directors under the Plan as described in the section of the Proxy Statement entitled “Director Compensation.”

Share Repurchases May Prevent Dilution

The Company has no specific policy or practice with respect to the repurchase of shares under any share repurchase program in order to offset grants of shares under its equity plans. However, the effect of any such share repurchase program, if adopted, would be to prevent or minimize the dilutive effect of stock-based compensation plans.

Equity Plan Information

The following table sets forth information as of December 31, 2007 concerning stock issuable under the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,039,392	$6.84	1,956,868
Equity compensation plans not approved by security holders	—	—	49,490	(1)
Total	2,039,392	$6.84	2,006,358

(1)	On December 31, 2007, there were 49,490 shares available for issuance under the Company’s 1997 Directors’ Fee Plan, as last amended in 2005. The plan provides non-employee directors of the Company with payment alternatives for retainer fees by being able to elect to receive Common Stock of the Company instead of cash for such fees. Under the plan, directors have the alternative to elect their retainer fees in a current payment of shares of Common Stock of the Company, or to defer payment of such fees into a Common Stock account. Shares which are deferred are credited to a deferred stock compensation other liability account maintained by the Company. On each date when director fees are otherwise payable to a director who has made a stock deferral election, his or her stock deferral account will be credited with a number of shares equal to the cash amount of the director’s fees payable divided by the fair market value of one share of the Common Stock on the date on which the fees are payable. Dividends or other distributions payable on Common Stock are similarly credited to the deferred stock account of a director on the date when such dividends or distributions are payable. The deferred stock compensation accounts are payable to the directors in accordance with their stock deferral elections and are typically paid either in a lump sum or in annual installments after the retirement or other termination of service of the director from the Company’s Board of Directors.

Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of awards under the Plan. This summary is not intended to be exhaustive, is based on U.S. federal income tax law currently in effect, does not constitute tax advice and, among other things, does not address possible state, local or foreign tax consequences under present law.

Incentive Stock Options. A participant does not recognize any taxable income upon receipt of an incentive stock option or generally, at the time of exercise of an incentive stock option, whether cash or shares are used to pay the exercise price. The exercise of an incentive stock option, however, generally does result in an increase in a participant’s taxable income for alternative minimum tax purposes.

If a participant exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to a participant), upon disposition of the shares any amount realized in excess of the participant’s tax basis in the shares disposed of is treated as a long-term capital gain, and any loss is treated as a long-term capital loss. In the event of a “disqualifying disposition”, the difference between the fair market value of the shares received on the date of exercise and the option price

(limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the participant’s tax basis in the shares) is treated as compensation income received by the participant in the year of disposition. Any additional gain is taxable as a capital gain and any loss as a capital loss, which is long-term or short-term depending on whether the shares were held for more than one year. Special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of Common Stock. If shares of Common Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer is considered a “disqualifying disposition” of the shares transferred, but only compensation income determined as stated above, and no capital gain or loss, is recognized.

Neither the Company nor any of its subsidiaries is entitled to a deduction with respect to shares received by a participant upon exercise of an incentive stock option and not disposed of in a “disqualifying disposition.” If an amount is treated as compensation received by a participant because of a “disqualifying disposition,” the Company or one of its subsidiaries generally is entitled to a deduction in the same amount for compensation paid, subject to the “Limits on Deductions/Other Tax Matters” below.

Nonstatutory Stock Options. A participant does not recognize any taxable income upon receipt of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is treated as compensation income received by the participant in the year of exercise. If the option price of a nonstatutory stock option is paid in whole or in part in shares, no income, gain or loss is recognized by a participant on the receipt of shares equal in value on the date of exercise to shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise is treated as compensation income received by the participant on the date of exercise of the stock option.

The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation received by the participant upon exercise of a nonstatutory stock option, subject to the “Limits on Deductions/Other Tax Matters” below.

Stock Appreciation Rights. A participant generally does not recognize any taxable income upon receipt of a SAR (whether as a stand-alone award or in tandem with a related option award). Upon the exercise of a SAR the amount by which the fair market value of the Common Stock subject to the SAR on the exercise date exceeds the SAR grant price is treated as compensation income received by the participant in the year of exercise, whether received in cash, shares of Common Stock or both. The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation received by the participant upon exercise of the SAR, subject to the “Limits on Deductions/Other Tax Matters” below.

Restricted Stock. A participant does not recognize any taxable income upon the grant of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the participant does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse is treated as compensation income to the participant and is taxable in the year the restrictions lapse. If the participant does not make a Section 83(b) election, dividends paid to the participant on the shares prior to the date the restrictions lapse will be treated as compensation income. The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income to the participant, subject to the “Limits on Deductions/Other Tax Matters” below.

Restricted Stock Units. A participant generally does not recognize any taxable income upon receipt of restricted stock units. Any cash and the fair market value of any shares of Common Stock received by a participant upon the vesting of restricted stock units are treated as compensation income received by the participant in the year of receipt. The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income received by the participant upon vesting of the restricted stock units, subject to the “Limits on Deductions/Other Tax Matters” below.

Performance Units. A participant generally does not recognize any taxable income upon receipt of performance units. Any cash and the fair market value of any shares of Common Stock and other property received by a participant when performance units are earned are treated as compensation income received by the participant in the year of receipt. The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income received by the participant upon the earning of performance units, subject to the “Limits on Deductions/Other Tax Matters” below.

Other Awards. The tax consequences to the participant and the Company of awards of Common Stock and other awards that are valued by reference to or otherwise based upon Common Stock will be dependent upon the nature and structure of the award.

Limits on Deductions/Other Tax Matters. Certain events described above under “Additional Rights in Certain Events” may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to a participant on certain compensation resulting from awards previously received under the Plan and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above. However, as explained above, Section 11 of the Plan provides for the Company to make certain payments to a participant to reimburse such excise tax in certain circumstances.

Section 162(m) of the Internal Revenue Code disallows a compensation deduction for compensation paid to the principal executive officer and any of the other three highest compensated officers (other than the principal financial officer) of the Company in excess of $1 million each in any taxable year of the Company, except that compensation that is performance-based may be excluded from this deduction limitation. (The $1 million deduction limit is reduced by the amount of any compensation deduction disallowed under the immediately preceding paragraph.) The Plan has been structured so that compensation arising from the exercise of nonstatutory stock options, stock appreciation rights or the disqualifying disposition of shares acquired upon exercise of incentive stock options should be performance-based within the meaning of Section 162(m) of the Internal Revenue Code. As indicated above, the Plan also permits the Committee to designate awards other than options and SARs as Qualified Performance-Based Awards with the objective of qualifying such awards as performance-based within the meaning of Section 162(m) of the Internal Revenue Code. Nevertheless, it is possible that awards may be made which may be subject to the limits of Section 162(m) of the Internal Revenue Code.

Board Recommendation

The Board of Directors recommends that you vote FOR approval of Proposal 2. The proxy holders will vote your proxy FOR this item unless you give instructions to the contrary on the proxy.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Objectives of the Executive Compensation Program

The executive compensation program is designed to motivate executives and support the success of Calgon Carbon which ultimately occurs through the actions of talented employees. The specific objectives of our compensation program are to:

•

Attract and Retain Executive Talent. Through a competitive total compensation program, the Company seeks to attract qualified and talented executives to serve in existing or newly created positions. The Company also seeks to retain our executives and promote positive engagement in the business and culture of the Company.

•

Align Compensation with Company and Individual Performance. Certain elements of our compensation program are designed to hold executives accountable for the financial and operational performance of the Company, as well as influencing the value of the Company’s common stock. To facilitate these objectives, a significant portion of an executive’s compensation is directly aligned with the short- and long-term performance of the Company.

•

Foster an Ownership Mentality and Create Alignment with Shareholders. Our compensation program provides shares of Calgon Carbon stock as an element of compensation with the expectation that the executives will maintain a certain level of ownership to align their interests with those of our shareholders.

The Company has designed the compensation program based on a set of core principles which we believe support our overall objectives:

•	The compensation program will be fair and competitive, from an internal and external perspective, taking into account the role and distinct responsibilities of each executive.

•	A substantial portion of an executive’s compensation will be at risk and linked to the achievement of both corporate and individual goals and changes in shareholder value.

•	Retirement benefits will provide financial stability following employment but will not be the focal point of why executives choose to work for the Company.

•	The use of perquisites and other executive benefits will be negligible and of minimal cost to the Company.

•	All compensation program elements taken as a whole will help focus executives to achieve the Company’s financial goals.

Within the context of these objectives and principles, the Company has developed its compensation program for the CEO and other executive officers.

Overview of the Compensation Program and Decision-Making Process

Our Board of Directors has assigned the oversight of our executive compensation program to our Compensation Committee comprised of three independent directors. The Committee reviews and makes decisions regarding the compensation program for the CEO and evaluates recommendations for the other executive officers made by the CEO. The Committee also considers the impact of tax and accounting treatment for the different types of compensation it approves. The decisions made by the Compensation Committee with respect to the named executive officers for 2007 are reflected in the tables and related footnotes and narratives that begin on page 28.

In order to support the objectives outlined above, Calgon Carbon has developed a compensation program that provides executives with a mixture of cash payments (base salary and short-term incentives) and stock awards (long-term incentives). Our stock-based compensation program consists of three different types of awards, each selected to address different objectives. We also provide executives with a retirement plan similar to that provided to all other employees and severance benefits for certain types of termination (including “change in control” situations) from the Company. The Company currently does not provide any material perquisites to executives except for the Senior Vice President—Europe and Asia, where providing an executive with an automobile is a customary practice. The Company believes that the compensation elements taken as a whole are necessary to attract and retain the best executive talent in our industry.

The Committee believes that in order to successfully compete for talent, a fixed cash salary is necessary to provide a base level of income on which an executive can rely, regardless of how the Company performs. When developing the executive compensation program, the Committee considers both short- and long-term strategic goals of the Company, which it believes fall within the control of executive management. In order to align the interests of executives to the achievement of these goals, the Committee has developed performance-based incentive plans with payments contingent upon the achievement of these goals. Certain of the payments (short-term cash incentives) are aligned with the achievement of annual goals, while equity grants (except for time-vesting restricted stock) are designed to reward the accomplishment of long-term goals directly associated with increasing shareholder value. The following table illustrates the allocation between fixed and variable compensation components in 2007:

	Fixed	Variable
Executive	Cash Base Salary	Short- Term Cash Incentive	Long- Term Stock- Based Incentive
Stanik	32%	21%	47%
Majoor	56%	19%	25%
Ball	40%	18%	42%
O’Brien	49%	20%	31%
Sheedy	47%	19%	34%

Our performance-based incentives are designed to reward executives with compensation above the middle (or 50th percentile) of the market when Company performance exceeds our expectations and the performance of our peer group. When performance falls below our expectations, the incentive plans are designed to pay below the middle (or 50th percentile) of the market and could result in no payment to the executive if performance falls below a certain level. To illustrate the alignment of these plans with the performance of the Company, our 2007 financial performance exceeded our goals which resulted in significantly above-target cash bonuses under our short-term incentive plan. As a result of our performance in 2007, actual compensation to our executives was above the market 50th percentile.

Determination of Compensation Amounts

The Committee reviews the compensation practices among peer companies in order to ensure the appropriateness of the Company’s compensation program design and compensation levels. Since September 2004, the Committee has employed Towers Perrin, a human resources consulting firm, which reports directly to the Committee and advises the Committee on compensation matters. The consultant participates in Committee meetings and is engaged to advise the Committee with respect to compensation trends and best practices, plan design and the reasonableness of individual compensation awards. The same consultant also provides advice on retirement and compensation matters to the Company’s senior management. Additionally, with regard to compensation for the executive officers other than the CEO, the Committee receives input from the CEO.

The consultant employs a benchmarking process, an assessment tool that compares elements of Calgon Carbon’s compensation programs with those of other companies that have similar characteristics. In general, the purpose of the benchmarking process is to:

•	Understand the competitiveness of current pay levels relative to other companies with similar revenues and business characteristics

•	Understand the alignment between executive compensation levels and Company performance

•	Serve as a basis for developing salary adjustments and short- and long-term incentive awards for the Compensation Committee’s approval

The consultant uses market compensation data from reputable compensation surveys from Towers Perrin, Mercer HR Consulting and Watson Wyatt representing general industry companies and, periodically, a more specific analysis of proxy disclosures from peer companies in the filtration industry and other companies that the Company competes with for executive talent. The peer group has been developed based on a set of characteristics that include:

•	Annual revenues that range from approximately half to three times the size of the Company’s annual revenues

•	Global manufacturing operations (in Standard & Poor’s “Materials” classification)

•	Competitor companies within the filtration/separation industry

For 2007, the peer group consisted of the following 27 companies:

Amcol Int’l Corp	Glatfelter	NN Inc
American Vanguard Corp	ICO Inc	Northwest Pipe Co
Atlantis Plastics Inc	Landec Corp	Penford Corp
Bairnco Corp	LESCO Inc	Quaker Chemical Corp
Brush Engineering Materials Inc	LSB Industries Inc	RTI Int’l Metals Inc
Empire Resources Inc	Lydall Inc	Stillwater Mining Co
ESCO Technologies Inc	Material Sciences Corp	Terra Nitrogen Co LP
Flanders Corp	MAXXAM Inc	Titanium Metals Corp
Friedman Industries Inc	Mercer Int’l Inc	US Concrete Inc

For 2007, the peer group was not used for benchmarking executive compensation levels but was used as the basis for evaluating performance under the Company’s performance share unit plan described in detail on page 24 under the long-term incentive compensation program.

Peer group pay practices for each pay element are analyzed periodically for base salary and short- and long-term incentives. The peer group data is supplemented by broader general industry data from compensation surveys to facilitate the evaluation of compensation levels and design. Compensation levels are developed to target the middle (50th percentile) of the market for each pay element and in total.

In addition to the market data, the Committee considers other factors when making its decisions, such as an executive’s individual performance, experience in the position and the size of prior-year adjustments. The Committee does not consider amounts from prior performance-based compensation, such as prior bonus awards or realized or unrealized stock option gains, in its decisions to increase or decrease compensation in the current year. The Committee believes that this would not be in the best interest of retaining and motivating the executive.

The Committee also reviews a summary report or “tally sheet” which sets forth the current and two-year historical compensation provided to each executive. The tally sheet includes the total dollar value of annual compensation, including salary, short- and long-term incentive awards, annual increase in retirement accruals and other compensation and benefit amounts. The tally sheet also includes equity ownership levels (number of shares and value) and amounts payable upon various termination scenarios. The review of tally sheets, first introduced in 2006, has become an important aspect of the Committee’s decision-making process.

The Company, with the help of the consultant, has developed a compensation structure that includes individual grades for executives, each with its own compensation opportunities. Each executive has been assigned to a grade, determined by comparing position-specific duties and responsibilities with the peer group and survey pay data. Each grade has a base salary range and a corresponding short- and long-term incentive that align with the market 50th percentile for that particular position.

Elements of Executive Compensation

Fixed Cash Base Salary. Through the base salary element of its compensation program, the Company seeks to attract and retain competent executives by providing a salary level for each executive that approximates the middle (50th percentile) of salaries of executives in comparable positions at other similarly sized companies. The Company’s consultant uses annual compensation surveys and peer group proxy statements on a periodic basis to determine the “competitive zone” for the base salary for each position. We define the competitive zone as plus or minus 10% of the middle (or 50th percentile) of the market for each position. The Company also establishes a budget for annual salary increases, subject to approval by the Committee. The budget is based on current business conditions as well as survey data of comparable companies provided by the consultant.

The CEO conducts an annual review of each executive officer. The review consists of a comparison of the executive’s performance versus pre-determined goals and an assessment of the executive’s adherence to the Company’s core values. Goals are specific to the executive’s area of responsibility and if achieved, will have a positive impact on that area of responsibility and the Company. When goals are developed, they are weighted based on their contribution to achieving the Company’s financial plan. The CEO rates the performance of each executive. The CEO makes recommendations to the Committee for each executive’s annual increase based on the rating and an understanding of the market-based competitive zone. The Committee uses the same methodology for the CEO.

At its December 2006 meeting, the Committee approved salary increases, effective January 1, 2007, for all named executive officers, with the exception of the Senior Vice President—Europe and Asia, whose increase was effective July 1, 2007, and the General Counsel, whose increase was effective August 1, 2007. At its July 2007 meeting the Committee approved a salary increase retroactive to July 1, 2007 for the Senior Vice President—Americas due to his exceptional performance.

Performance-Based Short-Term Cash Incentive Compensation. Through the short-term incentive program, the Company seeks to align the interests of the executives with the annual financial and non-financial goals of the Company. In 2007, the Committee elected Mr. Stanik as Chairman of the Board. Effective in 2008, his target award will be increased from 65% to 70% of his base salary due to increases in his responsibility. The target for the CFO was 45% of his base salary, and the targets for the Senior Vice President—Americas, the former Senior Vice President – Asia, the Senior Vice President—Europe and Asia and the Vice President, General Counsel and Secretary were 40% of base salary. Awards under the plan can range from 50% of target for threshold performance to 150% of target for maximum performance on the financial metrics and up to 100% of target for maximum performance on the individual performance metrics. If an executive achieves maximum performance on both the financial and individual metrics, a maximum award would equal 130% of target based on the weighting of the financial and individual metrics.

Actual awards paid for 2007 performance are included in the Summary Compensation Table on page 28 under the column Non-Equity Incentive Plan Compensation, while opportunities under this plan for 2007 at threshold, target and maximum are included in the Grants of Plan-Based Awards table on page 29 under the columns Estimated Future Payouts Under Non-Equity Incentive Plan Awards.

Short-term incentive awards for the staff executives (CEO, CFO and the Vice President, General Counsel and Secretary) were approved by the Committee at its February 28, 2008 meeting for 2007 performance based on pre-determined goals and metrics. The weights assigned to these goals were as follows:

Performance Measure	Weight	2007 Actual Performance	Pre-Established 2007 Short-Term Incentive Goals
			Threshold	Target	Maximum
Corporate Operating Income	35%	$26.6mm	$11.0mm	$14.7mm	$17.6mm
Corporate ROIC*	25%	8.1%	2.6%	3.4%	4.1%
Individual Performance Objectives	40%		Varies by Executive

*	Corporate Return on Invested Capital (ROIC) = Operating Profit after Tax

Average Capital Employed

Similarly, 2007 short-term incentive awards for business unit executives (Senior Vice President—Americas, former Senior Vice President—Asia, and Senior Vice President—Europe and Asia) were approved by the Committee at its February 28, 2008 meeting. The short-term award for the former Senior Vice President—Asia was approved by the Committee at its September 20, 2007 meeting. Awards were based on 2007 performance against Committee approved pre-determined metrics which were weighted as follows:

Performance Measure	Weight	2007 Actual Performance	Pre-Established 2007 Short-Term Incentive Goals
			Threshold	Target	Maximum
Corporate Operating Income	25%	$26.6mm	$11.0mm	$14.7mm	$17.6mm
Corporate ROIC	15%	8.1%	2.6%	3.4%	4.1%
Individual Regional Performance Objectives	60%		Varies by Executive

Corporate operating income was chosen as an indicator of profit produced directly as a result of our executives’ performance and as an indication of cash flow produced as a result of the operations of our business. We have chosen corporate return on invested capital to stress the importance of the efficient management of capital in our business.

In addition to the corporate goals, each staff and business unit executive has between six and eight individual strategic or regional goals that align with their area of responsibility. For our business unit executives, operating income, return on invested capital and cash flow goals pertaining to their specific business units represent the majority of each executive’s individual performance objectives. An executive may earn a short-term incentive award due to success as it relates to the executive’s individual goals, even though the Company’s performance falls below threshold on the corporate operating income and return on invested capital measures. The Committee has the ability to use its discretion in determining the size of any bonus award and has done so in recent years.

Long-term Incentive Compensation. The Company’s long-term incentive compensation program seeks to align the executives’ interests with the Company’s shareholders by rewarding successes in shareholder returns in absolute terms and relative to peers. Additionally, the Committee desires to foster an ownership mentality among executives by providing stock-based incentives as a significant portion of compensation. In determining which type of stock vehicles to include in the program, the Committee chose to focus on rewarding for the following attributes:

•	Total shareholder return (stock price appreciation plus dividends) relative to peers

•	Stock price appreciation

•	Continued loyalty to and employment with the Company

In 2007, the Company’s long-term incentive program consisted of the following three equity components which align with the attributes identified above: performance share units, stock options and time-vesting restricted stock.

Under the terms of the Company’s stock option plan adopted in 1985, as amended through 2005, the Committee determines which employees are eligible to receive equity awards, the value and number of shares granted, the rate and period of vesting, performance goals and other relevant terms.

The Committee considers a number of factors prior to making decisions related to equity awards for the upcoming year. These factors include 1) the number of outstanding options or other equity awards, 2) the number of shares available for future grant in the Company’s stock option plan, 3) the market price of the Company’s common stock, 4) the performance of the Company and its prospects, 5) potential dilution which could result from the exercise of options, and 6) the benefits of linking the employees’ incentive to the market price of the stock. When determining the grant of options, restricted stock, or other equity awards to a particular individual (executive or non-executive), the Committee considers the individual’s level of responsibility, the relationship between successful individual effort and Company results, incentive compensation plans of other companies and other relevant factors.

In determining the long-term incentive awards for 2007, the Committee, with the assistance of its consultant, conducted an evaluation of long-term incentive compensation provided to executives at general industry companies of similar size as part of its annual benchmarking process. The market-based long-term incentive component amount, which reflects the market 50th percentile and differs for each executive, is then allocated to the three long-term incentive vehicles as follows:

•	Performance share units—40%

•	Time-vesting restricted stock—35%

•	Stock options—25%

The Committee believes the use of all three equity vehicles allows it to successfully meet its long-term objectives.

Stock Options. The Committee selected stock options as a means of aligning executives’ compensation with the creation of value to shareholders. Stock options provide realizable value to executives only if the Company’s stock price increases after the options are granted. Each option has vesting provisions that require continued employment of the executive thereby promoting the retention of executives. Stock options vest in equal one-half increments over the two year period following grant. The options are exercisable after they have vested until they expire, which is on the tenth anniversary following the grant date. The combination of the ten-year term and the two-year vesting provision supports the long-term intentions of the Committee.

The fair value of each option is calculated by our consultant as of the grant date and expensed over the vesting period in accordance with generally accepted accounting principles (FAS 123(R)). When the executive exercises the stock options, the Company receives a tax deduction that corresponds to the amount of taxable income recognized by the executive.

Time-Vesting Restricted Stock. The Committee has selected restricted stock that vests based on the passage of time and continued employment as an element of the long-term incentive program. While this long-term incentive vehicle is not considered performance based, the Committee has acknowledged the relatively low stock ownership levels of the executive team and has selected restricted stock to build share ownership and promote retention of the executives. Grants of restricted shares vest in equal increments over three years. The fair value of restricted shares is calculated on the date of grant and expensed over the vesting period of three years. When shares vest, the Company receives a tax deduction that corresponds to the amount of taxable income recognized by the executive.

Performance Share Units. The Committee has selected performance share units as a means of encouraging and rewarding executives for delivering solid returns to our shareholders, above and beyond the return delivered by most of our peers. A target number of shares is identified at the beginning of a three-year performance period but not actually delivered to the executive until the shares are earned at the end of the performance period. The number of shares earned may vary from zero to 200% of target, based on the ranking of the Company’s total shareholder return relative to a peer group (listed on page 20). Interpolation is used to calculate awards between minimum, target and maximum levels.

Total Shareholder Return Performance Relative to Peer Group	Award to Executive as a Percent of Target Opportunity
Below 25th %ile	No award
25th %ile	50% (minimum award)
50th %ile	100% (target award)
75th %ile or greater	200% (maximum award)

The fair value of performance share units is calculated on the date of grant and expensed over the vesting period. When shares vest, the Company receives a tax deduction that corresponds to the amount of taxable income recognized by the executive.

Stock Option and Other Equity Granting Procedure

The procedure for making equity grants to executive officers has been as follows:

•

Equity grant guidelines are developed by our consultant and are determined by using the binomial pricing model which includes an assumption for the closing price of Calgon Carbon common stock when the grants will be made and a weighting of the type of equity grants to be made, e.g., performance share units, time-vesting restricted stock, and stock options.

•

The Chief Executive Officer recommends actual equity grants for each of the executive officers to the Compensation Committee, generally at its February meeting, and any grants to the CEO are determined by the Committee in its executive session. At the same meeting, the CEO recommends equity grants for non-executive employees.

•

The Committee approves equity grants for executive officers and the CEO at a meeting shortly after the public release of fourth quarter financial results. The Company has not and does not plan to time the release of material, non-public information for the purpose of affecting the value of executive compensation.

•

Grants to executive officers, as approved by the Committee, are communicated to the grantees by the CEO. The Chairman of the Committee informs the CEO of his annual award. The strike price for stock options is the average of the high and low of Calgon Carbon’s common stock price on the day the Committee approves the grants, as permitted by FAS 123(R).

Stock Ownership Policy

In order to foster an equity ownership culture and further align the interests of management with Calgon Carbon shareholders, the Committee has adopted stock ownership guidelines for executives. Executives have a five-year period from the time they are appointed an executive of the Company or are promoted to a new executive position during which they are expected to accumulate the specified shares.

•	Chairman and CEO—stock valued at three times annual base salary

•	Senior Vice Presidents—stock valued at two times annual base salary

•	Vice Presidents—stock valued at annual base salary

The following forms of ownership apply toward the stock ownership level: shares purchased, vested and unvested restricted stock, shares retained following the exercise of stock options, shares earned following the achievement of performance goals, and shares accumulated through retirement plans. Unexercised stock options and unearned performance awards do not apply toward executive ownership levels. While no formal penalty exists for failure to achieve the ownership level within the five year period, the Committee may use its discretion to reduce or eliminate an executive’s annual long-term incentive award in future periods.

Retirement Plan Summary

The Company maintains a defined benefit retirement plan for its U.S. salaried employees, which is otherwise known as the pension plan, and a defined contribution thrift/savings plan, which is otherwise known as the 401(k) plan. The purpose of both these plans is to provide post-retirement compensation and stability to executives and employees. It is the goal of the Committee and the Company’s Board of Directors that these plans be competitive with plans which would be available to executives of similar companies. A more complete description of these plans can be found under the pension plan disclosure which begins on page 31.

At the end of 2005, the Company offered its U.S. salaried employees the option to discontinue receiving new benefits under the pension plan and instead participate in an enhanced 401(k) plan which would provide for better matching contributions by the Company. Of the named executives, only Mr. Ball elected to participate in the enhanced 401(k) plan.

During 2006, the Company examined its defined benefit plan. In part this was due to the enactment in 2006 of the Pension Reform Act, which required additional funding and placed other burdens upon the Company with respect to its defined benefit plan. We further noted the trend in retirement benefits toward defined contribution plans, which could provide a larger choice of investment vehicles and portability of benefits, and that there was a trend toward freezing or terminating defined benefit plans in similar industries to that of the Company. In view of this, the Company decided in 2006 to eliminate all accruals of future benefits under the defined benefit plan, effective January 1, 2007, and instead provide all U.S. salaried employees with enhanced matching contributions under the 401(k) plan.

Perquisites

The Company does not believe that perquisites are essential to the attraction or retention of executives and, therefore, does not provide material perquisites to executives who reside in the United States. The Company does, however, provide a company car to the Senior Vice President—Europe and Asia which is a standard practice for executives in Western Europe. No Company executive other than the Senior Vice President—Europe and Asia receives perquisites equal to minimum reportable amounts.

Severance Policy

Calgon Carbon has executed employment agreements with executive officers that provide for, among other provisions, cash payments and benefits in the event of termination by the Company other than “for cause” by the executive. The Committee believes these agreements are necessary for the attraction and retention of executives. All senior executives entered into new employment agreements in early 2007 except for Messrs. Fishburne, Majoor and Sheedy. Mr. Sheedy’s agreement was effective August 1, 2007.

These agreements also provide severance should an executive be terminated within three years following a change-in-control of the Company. The Committee believes that this provision encourages a potential buyer of the company to treat current executives fairly and provides current shareholders protection in terms of maintaining consistency of the executive team. Further, the Committee believes that providing severance in a change-in-control situation is beneficial to shareholders so that executives may remain indifferent when evaluating a transaction that may be beneficial to shareholders yet could negatively impact the continued employment of the executive. The executives’ 2007 employment agreements, other than the Chairman and Chief Executive Officer’s agreement, provide for reduced severance amounts upon termination of employment on a voluntary basis by the executive after a change-in-control.

The employment agreements also contain provisions to protect our confidential information and to restrict executive officers from competing with the Company after termination of employment. Details of the agreements and a quantification of severance amounts payable under certain termination scenarios are included in the narrative which begins on page 33.

In 2006, the Committee, assisted by its consultant, conducted a competitive assessment of the terms and provisions of each executive’s employment agreement and the potential total severance costs to the organization. As a result of this assessment, the Committee is aware of current trends and the design of executive severance arrangements and modified certain provisions in the new 2007 employment agreements to better align them with the market and other regulatory considerations.

Adjustments or Recovery of Prior Compensation

Calgon Carbon does not presently have any policies or practices that provide for the recovery or adjustment of amounts previously awarded or paid to a named executive officer in the event that financial results or other performance measures on which an award or payment were based were to be restated or adjusted. However, the Sarbanes-Oxley Act of 2002 requires the Chief Executive Officer and Chief Financial Officer to disgorge any awards received that would not have been received but for any error that resulted in a restatement of financial results.

Impact of Tax and Accounting Policy on Executive Compensation

If an executive officer’s compensation from the Company were to exceed $1.0 million in any taxable year, the excess over $1.0 million, with certain exceptions, would not be deductible by the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee is aware of this rule, and will take it into account if the $1.0 million limit is ever applicable. One exception to the disallowance of such deductions under Section 162(m) involves compensation paid pursuant to stockholder-approved compensation plans that are performance-based. The Company’s Stock Option Plan contains provisions which are intended to cause grants of stock options and other performance-based awards under such plan (after April 1999) to be eligible for this performance-based exception (so that compensation upon exercise of such stock options or the vesting of such performance-based awards should be deductible under the Code). Payments of cash compensation related to our base salary and short-term incentive programs and the value of shares that vested in 2007 from grants of time-vesting restricted stock are not eligible for this performance-based exception.

The Committee is aware of the impact on the Company’s financial statements of providing stock-based compensation, which the Company accounts for under FAS 123(R), Share-Based Payment. The Committee is also aware of new restrictions that govern the use of nonqualified deferred compensation, Section 409A of the Internal Revenue Code, and has modified the Company’s compensation arrangements to comply with this new regulation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

JOHN P. SURMA, CHAIRMAN

TIMOTHY G. RUPERT

SETH E. SCHOFIELD

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other Company filings, including this Proxy Statement, the foregoing Report of the Compensation Committee shall not be incorporated by reference into any such filings.

Summary Compensation Table

The following table shows the compensation paid by the Company and its subsidiaries for the year ended December 31, 2007 to the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers as of December 31, 2007.

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
John S. Stanik	2007	445,200	—		423,138	110,589	400,000	—	19,623	1,398,550
President and Chief Executive Officer	2006	420,000	—		213,572	122,036	70,000	42,148	3,312	871,068

Leroy M. Ball,	2007	225,756	—		152,333	39,939	138,000	—	18,634	574,662
Senior Vice President & Chief Financial Officer	2006	215,004	—		76,194	45,269	22,800	—	4,998	364,265

C.H.S. (Kees) Majoor,	2007	330,348	—		95,557	24,502	230,430	92,470	24,553	797,860
Senior Vice President, Europe and Asia(4)	2006	311,078	98,578	(5)	49,629	32,070	49,764	84,513	24,728	650,360

Robert P. O’Brien,	2007	227,040	—		95,557	24,502	145,000	—	18,670	510,769
Senior Vice President, Americas	2006	205,704	—		49,629	32,070	30,600	49,801	2,619	370,423

Dennis M. Sheedy,	2007	203,334	—		92,795	18,786	104,000	—	17,435	436,350
Vice President, General Counsel and Secretary

James G. Fishburne(6)	2007	154,933	—		55,719	2,585	61,344	—	352,394	565,631
	2006	192,900	—		49,629	32,070	23,100	31,480	2,444	331,623

(1)	Restricted stock awards consist of both time-vesting restricted stock and performance-based restricted stock units. Refer to Note 12 and Note 13 to the Company’s Consolidated Financial Statements in the Company’s 2007 Form 10-K and 2006 Form 10-K respectively, for the related assumptions pertaining to the Company’s calculation in accordance with SFAS No. 123(R).

(2)	The actual change in certain pension values in 2007 were decreases as follows: Mr. Stanik, $15,280; Mr. Ball, $2,448; Mr. O’Brien, $13,411; and Mr. Fishburne, $3,996. Mr. Ball’s actual change in pension value in 2006 was a decrease of $300.

(3)	Consists of premiums paid by the Company on term life insurance policies on the lives of named individuals, except for (i) Mr. Stanik, which also includes 401(k) Company contributions in 2007 of $18,000; (ii) Mr. Ball, which also includes 401(k) Company contributions in 2007 of $18,000; (iii) Mr. O’Brien, which also includes 401(k) Company contributions of $18,000; (iv) Mr. Sheedy, which also includes 401(k) Company contributions in 2007 of $16,867, (v) Mr. Fishburne, which also includes 401(k) Company contributions in 2007 of $7,058; and (vi) Mr. Majoor, which amount is for automobile expenses.

(4)	Mr. Majoor’s compensation is converted from Euros to U.S. Dollars at the average annual exchange rate for the applicable year.

(5)	The bonus is an amount paid to Mr. Majoor for his role in the successful sale of the Company’s charcoal business in Bodenfelde, Germany.

(6)

The amount in “All Other Compensation” for Mr. Fishburne includes severance and other payments made in connection with the termination of employment of Mr. Fishburne effective October 2, 2007. In connection with the termination of employment, Mr. Fishburne entered into a separation agreement and release (the “Separation Agreement”) and an agreement for consulting services with the Company. Economic benefits provided to Mr. Fishburne in the Separation

Agreement were in most cases those required by his employment agreement with the Company, along with other settlement agreements. In connection with the Separation Agreement, Mr. Fishburne received the following: severance pay of $306,720; an agreed upon settlement amount of $61,344 for payments due under the Company’s short term incentive plan (included in “non-equity incentive plan compensation” column); continued medical and dental coverage valued at $17,290 and a life insurance premium payment of $1,107; acceleration of the vesting of 5,169 shares of time-vested restricted stock that the Company had previously granted to Mr. Fishburne but were not scheduled to vest until 2008; waiver of forfeiture of the 8,000 shares of performance restricted stock granted to Mr. Fishburne in 2005, which shares then vested on March 1, 2008 upon the Company meeting the performance conditions applicable to such shares in 2008; and vacation pay of $19,661. In connection with the Separation Agreement, Mr. Fishburne agreed to standard confidentiality, non-compete, non-disparagement and non-solicitation provisions.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based equity awards to the named executive officers during 2007.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh) (1)	Closing Market Price at Grant Date ($/Sh) (1)	Grant Date Fair Value of Stock Options and Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Stanik	3/31/07	144,690	289,380	376,194	14,125	28,250	56,500	22,050	27,800	8.37	8.31	665,063
Leroy Ball	3/31/07	50,795	101,590	132,067	5,150	10,300	20,600	8,000	10,100	8.37	8.31	242,033
Kees Majoor	3/31/07	57,236	114,473	148,815	3,100	6,200	12,400	4,800	6,100	8.37	8.31	145,630
Robert O’Brien	3/31/07	47,002	94,003	122,204	3,100	6,200	12,400	4,800	6,100	8.37	8.31	145,630
Dennis Sheedy	3/31/07	41,599	83,198	108,158	3,100	6,200	12,400	4,800	6,100	8.37	8.31	145,630
James Fishburne	3/31/07	40,896	81,792	106,330	2,325	4,650	91,300	3,600	4,575	8.37	8.31	109,223

(1)	The exercise price of the option awards was the average of the high and low prices on the New York Stock Exchange on the date of grant. This was based upon the requirements of the Company’s Stock Option Plan.

The following information relates to both the Summary Compensation Table and the Grants of Plan-Based Awards Table set forth above. The material terms related to the “non-equity incentive plan compensation” set forth in the Summary Compensation Table and the “estimated future payments under non-equity incentive plan awards” in the Grants of Plan- Based Awards Table are described in Compensation Discussion and Analysis under the heading “Performance-Based Short Term Cash Incentive Compensation.”

The “stock awards” column in the Summary Compensation Table and the “all other stock awards” column of the Grants of Plan-Based Awards Table contain information with respect to the time-vesting restricted stock granted to named executive officers in 2006 and 2007, as applicable. Grants of time-vesting restricted stock vest in equal increments over three years. Dividends which are paid on Common Stock of the Company are paid on the time-vesting restricted stock, and held in escrow with the shares.

The “stock awards” column of the Summary Compensation Table and the “estimated future payouts under equity incentive plan awards” column of the Grants of Plan-Based Awards Table contain information with respect to the performance share units granted by the Company to the named executive officers in 2006 and 2007, as applicable. Performance share units vest as described in Compensation Discussion and Analysis, under the heading “Performance Share Units.” These grants were made in units and not actual shares, and thus no dividends accrue on the units until the units vest and the shares are actually issued.

The “option awards” column of the Summary Compensation Table and the “all other option awards” column of the Grants of Plan-Based Awards Table contain information with respect to stock options that were granted to the named executive officers in 2006 and 2007, as applicable. Stock options vest in equal one-half increments over the two year period following the grant. Stock options expire ten years following the date of the grant. Options are granted at fair market value upon the date of the grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards to the named executive officers as of December 31, 2007.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)
John Stanik	—	27,800	(1)		8.37	3/31/17	46,083	732,259	89,050	1,415,005
	20,900	20,900	(2)		7.92	3/27/16
	40,800	—			8.79	2/11/15
	100,000	—			7.04	2/4/14
	24,000	—			4.96	4/22/13
	90,000	—			5.07	1/2/13
	50,000	—			7.81	1/25/12
	16,500	—			5.19	12/19/09
	12,500	—			5.19	10/11/09
	18,000	—			7.18	1/20/09
Leroy Ball	—	10,100	(1)		8.37	3/31/17	16,567	263,250	31,800	505,302
	7,550	7,550	(2)		7.92	3/27/16
	14,100	—			8.79	2/11/15
	75,000	—			7.04	2/4/14
	50,000	—			5.07	1/2/13
	8,000	—			7.81	1/25/12
	10,000	—			5.19	12/19/09
Kees Majoor	—	6,100	(1)		8.37	3/31/17	10,400	165,256	20,700	328,923
	4,600	4,600	(2)		7.92	3/27/16
	10,400	—			8.79	2/11/15
	75,000	—			7.04	2/4/14
	75,000	—			5.07	1/2/13
	33,000	—			7.81	1/25/12
	30,000	—			9.35	11/1/10
	40,000	—			5.19	12/19/09
Robert O’Brien	—	6,100	(1)		8.37	3/31/17	10,400	165,256	20,700	328,923
	4,600	4,600	(2)		7.92	3/27/16
	10,400	—			8.79	2/11/15
	75,000	—			7.04	2/4/14
	50,000	—			5.07	1/2/13
	50,000	—			7.81	1/25/12
	24,000	—			5.19	12/19/09
	20,000	—			7.18	1/20/09
Dennis Sheedy	—	6,100	(1)		8.37	3/31/17	9,000	143,010	14,300	227,227
	—	4,300	(3)		5.85	7/1/16
James Fishburne	—	—		—	—	—	—	—	—	—

(1)	These securities vest in two equal installments on March 31, 2008 and March 31, 2009.

(2)	These securities vest on March 27, 2008.

(3)	These securities vest on July 1, 2008.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock options exercised by and stock awards vested for named executive officers during 2007.

Option Exercises And Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John Stanik	—	—	16,567	117,085
Leroy Ball	—	—	5,867	41,569
Kees Majoor	—	—	3,966	27,739
Robert O’Brien	—	—	3,966	27,739
Dennis Sheedy	4,300	29,885	2,100	24,570
James Fishburne	243,000	2,145,744	9,132	130,131

Pension Benefits

All persons, including named executive officers, who were salaried employees prior to July 1, 2005, and who are United States employees, are participants in the Calgon Carbon Corporation Retirement Plan for Salaried Employees (the “Pension Plan”), a defined benefit plan.

The Pension Plan provides for annual benefits following normal retirement at age sixty-five equal to 1.05% of the participant’s final average compensation (highest five consecutive years in the ten year period immediately preceding retirement or termination) multiplied by the participant’s credited service (up to thirty-five years); plus 0.50% of the excess, if any, of the participant’s final average compensation in excess of the participant’s covered compensation (as defined in Internal Revenue Service regulations) multiplied by the participant’s credited service (up to thirty-five years). In calculating Mr. Robert O’Brien’s benefit under the Pension Plan, prior service with Merck & Co. is included in the calculation of the gross pension benefit. The pension benefit payable to Mr. O’Brien from the Pension Plan is his gross pension benefit under the Pension Plan including prior service with Merck & Co., less the benefit payable from the Merck & Co. pension plan.

For purposes of the Pension Plan, “compensation” includes base compensation, overtime, cost of living, shift differential, special awards, commissions, bonuses and incentive pay. The annual limit on compensation is adjusted in accordance with Code Section 401(a)(17)(B) which allows for maximum compensation of $225,000 in plan year 2007 and $230,000 in plan year 2008.

The Pension Plan provides for early retirement, provided that the participant has attained the age of fifty-five and has completed at least fifteen years of continuous participation under the Pension Plan. Early retirement benefits are the retirement income that would be applicable at normal retirement, reduced by 0.25% for each month benefits begin prior to the participant’s attainment of age sixty-two. Mr. O’Brien is the only named executive officer meeting the requirements needed to take early retirement. Individuals who terminate employment prior to age fifty-five, but have fifteen years of continuous participation upon termination, are eligible to receive benefits under the Pension Plan as early as age fifty-five, but the benefit payable is actuarially reduced from age sixty-five. The normal form of payment under the plan is a straight life annuity although a lump sum option is available at any time that the plan is not underfunded.

Effective January 1, 2006, participants in the Pension Plan were permitted a one-time opportunity to elect whether future retirement benefits would continue to be earned under the Pension Plan, in which case a participant would continue to also receive a matching contribution of 25% of the first 4% of base pay contributed by the participant under the Company’s Thrift/Savings Plan, a 401(k) defined contribution plan, or instead to elect to cease future participation in the Pension Plan and to participate under the new retirement savings program of the Company’s Thrift/Savings Plan. Participants in the new retirement savings program receive a Company match of 100% on the first 2% of total pay contributed by the participant, plus a fixed quarterly Company contribution (2% of total pay) and an annual discretionary Company contribution (from 0% to 4% of total pay based on performance of the Company). Fixed quarterly contributions and discretionary annual contributions made by the Company vest to participants after two years of service. Mr. Ball was the only named executive officer to elect to earn future retirement benefits under the new retirement savings program. Effective January 1, 2007, all remaining Pension Plan participants were required to convert to the new retirement savings program for future accrual of retirement benefits (and no further benefits will accrue to them under the Pension Plan).

Mr. Kees Majoor is not a United States based employee and thus instead participates in the Group Insurance Rules for the Benefit of Salaried Employees of Chemviron Carbon in Belgium (the “Belgium Plan”), a defined benefit plan. The Belgium Plan provides for an annual benefit following normal retirement at age sixty-five equal to 0.5% of the participant’s pensionable salary (the average of the highest five consecutive years out of the ten year period immediately preceding retirement or termination) up to the average social security pension ceiling for each year of credited service (up to a maximum of forty years), plus 1.50% of the excess, if any, of the participant’s pensionable salary in excess of the social security pension ceiling for each year of credited service (up to a maximum of forty years).

For purposes of the Belgium Plan, “salary” is 13.85 multiplied by the January 1 monthly base salary. Additionally, pursuant to an agreement with the Company, Mr. Majoor will receive an additional eight years of service in the calculation of his annual benefit, assuming retirement at age sixty-five. If he leaves prior to age sixty-five, the eight additional years of service is multiplied by a ratio equal to actual service with Chemviron Carbon at early retirement/termination divided by an assumed service with Chemviron Carbon at age sixty-five.

The Belgium Plan provides for early retirement at age fifty-five which will increase to age sixty on December 31, 2009. Benefits payable upon early retirement are actuarially reduced from age sixty-five. The normal form of payment under the plan is a straight life annuity although a lump sum option is available. Mr. Majoor is required to contribute into the Belgium Plan an amount equal to 1.25% of his annual salary up to the social security pension ceiling plus 4% of annual salary in excess of the social security pension ceiling.

The following table shows years of credited service and present value of accumulated benefit as of December 31, 2007 payable by the Company, and payments made by the Company during the last fiscal year for each named executive officer.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (US$)(1)	Payments During Last Fiscal Year ($)
John Stanik	Calgon Carbon Corporation Retirement Plan for Salaried Employees	15.50	322,893	0
Leroy Ball	Calgon Carbon Corporation Retirement Plan for Salaried Employees	5.50	33,059	0
Dennis Sheedy	Not applicable	—	—	—
Kees Majoor	Group Insurance Rules for the Benefit of Salaried Employees of Chemviron Carbon in Belgium	9.58	373,113	0
Robert O’Brien	Calgon Carbon Corporation Retirement Plan for Salaried Employees	33.00	674,867	0
James Fishburne	Calgon Carbon Corporation Retirement Plan for Salaried Employees	5.00	125,231	0

(1)	The calculation of present value of accumulated benefit assumes the following:

•	Retirement at age 62 for Messrs. Stanik, Ball and O’Brien and at age 65 for Messrs. Fishburne and Majoor

•	Discount rate of 6.0% (5.5% for Mr. Majoor, which is the Belgian based rate)

•	Post retirement annuities based on RP-2000 White Collar Mortality projected to 2015 (sex distinct) for Messrs. Stanik, Ball, Fishburne and O’Brien

•	Post retirement lump sums based on 1994 GAR Unisex Mortality for Messrs. Stanik, Ball, Fishburne and O’Brien and the MR table for Mr. Majoor

•	Percent electing lump sum: 95% for Messrs. Stanik, Ball, Fishburne and O’Brien and 100% for Mr. Majoor

•	An exchange rate of 1 euro equal to 1.4593 U.S. dollar was applied to the amount shown for Mr. Majoor

Potential Payments Upon Termination or Change In Control

The executive officers of the Company have entered into employment agreements with the Company. The agreements provide for a base salary, participation in bonus and other compensation programs as determined by the Company, indemnification against liabilities arising out of their service in certain capacities, and executive risk liability insurance coverage. The agreements generally provide for continued employment of the executives until terminated by the Company with or without cause.

The tables below reflect the amount of compensation which would be paid to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon for cause termination by the Company, voluntary termination, death, disability, retirement, involuntary not-for-cause termination by the Company or voluntary termination by the executive for “good reason”, and termination following a change in control. The amounts shown assume that such termination was effective as of December 31, 2007 and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during the term of his employment, including base salary, vacation and other cash entitlements accrued through the date of termination. There are referred to as “accrued obligations.”

In the case of a termination for cause, as defined in the executive’s employment agreement, or a voluntary termination by the employee, the executive would be entitled to no further compensation other than the accrued obligations.

If an executive’s employment is terminated by reason of the executive’s death, in addition to the accrued obligations, the executive’s estate will be permitted to exercise any stock options held by such executive whether or not exercisable on the date of death. All restrictions on such executive’s time-based restricted stock will lapse and with respect to restricted performance stock units granted to executives in 2006 and 2007, if the performance conditions contained in the agreement granting such restricted performance stock units are met after such executive’s death, the executive’s estate would be entitled to receive a number of shares equal to the total share units granted under the agreement, multiplied by the number of full months such executive was employed from January 1 in the year of the grant until the death of the executive, divided by thirty-six.

In the case of disability of an executive in accordance with the definition contained in the executive’s employment agreement, in addition to the accrued obligations, the executive’s estate would be entitled to receive a number of shares related to restricted performance stock units using the same calculation as would be used in the case of the executive’s death. There would be no acceleration of vesting of stock options or time-based restricted stock in the case of disability.

In the case of an executive retiring under a retirement plan of the Company, the executive would receive his accrued obligations. With respect to time-based restricted stock, the executive would receive the number of restricted shares equal to the number of full months such executive was employed since the last vesting date of the restricted shares divided by the number of months from the last vesting date until the next vesting date. With respect to restricted performance stock units, the executive would be entitled to the same amount of shares as would be calculated in the case of the executive’s death.

In the case of the termination of the employment of the executive by the Company without cause or the resignation by the executive with “good reason,” as defined in the executive’s employment agreement, the executive will be entitled to eighteen months salary, based upon the salary the executive earned at the time of his termination, payable in a lump sum upon the date of termination. In addition, the executive’s applicable health and welfare benefits will be continued for that eighteen-month period or, if shorter, until the executive is reemployed and provided at least equivalent benefits by his next employer. These amounts are modified to twenty-four months for the Chief Executive Officer. The executive will not receive any additional stock or other performance grants. With respect to all equity plans of the Company, no further vesting will occur.

If after a change in control, as defined in the executive’s employment agreement, an executive’s employment is terminated by the Company (other than termination by the Company for cause or by reason of death or disability) or if the executive terminates his employment in certain circumstances which constitute “good reason,” the executive will be entitled to the following additional benefits. In lieu of the normal severance benefits described above, the executive will be entitled to a lump sum equal to: (i) two years (three years for the Chief Executive Officer) of the executive’s base salary; plus (ii) two times (three times for the Chief Executive Officer) the executive’s average annual bonus payable with respect to the most recent three full bonus plan years ending on the date of the change in control; and (iii) the matching contributions that would have been credited to the executive under the Company’s 401(k) plan for the two years (three years for the Chief Executive Officer) following the effective date of termination of the executive’s employment. If the executive terminates his employment other than for “good reason” during a period of ninety days after the first anniversary of the change of control, the amounts as set forth above would instead be (x) eighteen months (not two years) of such salary, (y) 1.5 times (not two times) of bonus and (z) eighteen months (not two years) of matching contributions under the 401(k) plan, except that in any event the amounts for the Chief Executive Officer would not change from those stated above. For any such period the executive will receive equivalent benefits as were provided at the time of termination. After a change in control, the executive will also be entitled to exercise all stock options and be fully vested in all restricted stock and performance units previously granted to the executive. The Company will pay an additional amount sufficient on an after-tax basis to cover any excise taxes, interest and penalties imposed on severance payments by Section 4999 of the Internal Revenue Code of 1986 plus a gross-up payment to reimburse the executive for the tax imposed on the additional payment.

In order to receive the benefits described above, the named executive officers agree in the employment agreements to be bound by standard provisions concerning use of confidential information and non-compete provisions after termination of employment. In particular, the executive agrees that he will not compete with the Company during the period in which he is receiving severance or for a period of two years after the termination of employment, whichever is longer.

John Stanik

The following table shows the potential payments upon termination of employment prior to and after a change of control of the Company for John Stanik.

Executive Benefit and Payments Upon Separation	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause or Employee for Good Reason Termination	Voluntary Termination During Open Window Period upon One Year Anniversary Following a Change-in-Control	Involuntary Not for Cause or Employee for Good Reason Termination (After Change-In- Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	$0	$0	$284,267	$284,267	$0	$1,013,733	$2,203,740	$2,203,740
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	$0	$0	$0	$0	$0	$0	$375,629	$375,629
Time-Based Restricted Stock(2)	$0	$0	$732,264	$0	$297,077	$0	$732,264	$732,264
Performance-Based Restricted Stock Units(2)	$0	$0	$926,387	$926,387	$926,387	$0	$1,838,473	$1,838,473
Other Benefits
Savings Plan	$113,876	$113,876	$113,876	$113,876	$113,876	$113,876	$113,876	$113,876
Savings Plan Related Benefits	$0	$0	$0	$0	$0	$0	$27,000	$27,000
Pension Plan(3)	$311,718	$311,718	$141,691	$524,038	$311,718	$311,718	$311,718	$311,718
Health and Welfare Benefits	$0	$0	$0	$0	$0	$23,573	$35,359	$35,359
Life Insurance(4)	$0	$0	$445,200	$0	$0	$3,205	$4,808	$4,808
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0	$1,916,810	$1,916,810

Total	$425,594	$425,594	$2,643,685	$1,848,568	$1,649,057	$1,466,105	$7,559,677	$7,559,677

(1)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2007 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2)	Reflects the fair market value as of December 31, 2007 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(3)	The present value calculated for the Pension Plan was determined using the following assumptions:

•	Estimated lump sums based on 4.69% interest and 1994 GAR Unisex Mortality

•	Expected age of lump sum payment was determined as follows:

•	If current age is at least 55 and service is at least 15 years, immediate payment was assumed.

•	If current age is less than 55 and service is at least 15 years, payment at age 55 was assumed.

•	If current age is less than age 55 and/or service less than 15 years, payment at age 65 was assumed.

•	The monthly accrued benefit as of December 31, 2006 is the amount payable at age 65 as a single life annuity.

•	If the expected age of lump sum payment is prior to age 65, the appropriate early retirement reductions were applied in the calculation of the estimated lump sum payment.

•	All participants who become disabled are assumed to continue on employer sponsored long term disability coverage until age 65 and then retire at age 65.

•	All participants are assumed to be married with a spouse of the same age.

•

Death benefits are paid to surviving spouses and reflect the adjustment for the 50% joint-and-survivor form of payment and the fact that the surviving spouse will receive 50%. In addition, the death benefit is assumed to be payable at the earliest retirement age of the participant.

(4)	In the case of “death” consists of life insurance proceeds and in all other cases consists of additional premiums paid after termination of employment.

Leroy Ball

The following table shows the potential payments upon termination of employment prior to and after a change of control of the Company for Leroy Ball.

Executive Benefit and Payments Upon Separation	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause or Employee for Good Reason Termination	Voluntary Termination During Open Window Period upon One Year Anniversary Following a Change-in-Control	Involuntary Not for Cause or Employee for Good Reason Termination (After Change-In- Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	$0	$0	$138,378	$138,378	$0	$376,884	$491,019	$654,692
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	$0	$0	$0	$0	$0	$0	$136,126	$136,126
Time-Based Restricted Stock(2)	$0	$0	$263,244	$0	$105,889	$0	$263,244	$263,244
Performance-Based Restricted Stock Units(2)	$0	$0	$335,809	$335,809	$335,809	$0	$667,380	$667,380
Other Benefits
Savings Plan	$35,720	$35,720	$35,720	$35,720	$35,720	$35,720	$35,720	$35,720
Savings Plan Related Benefits	$0	$0	$0	$0	$0	$0	$13,500	$18,000
Pension Plan(3)	$125,560	$125,560	$57,073	$125,560	$125,560	$125,560	$125,560	$125,560
Health and Welfare Benefits	$0	$0	$0	$0	$0	$0	$0	$0
Life Insurance(4)	$0	$0	$225,756	$0	$0	$1,220	$1,627	$1,627
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0	$510,317	$593,607

Total	$161,280	$161,280	$1,055,980	$635,467	$602,978	$539,384	$2,244,493	$2,495,957

(1)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2007 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2)	Reflects the fair market value as of December 31, 2007 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(3)	The present value calculated for the Pension Plan was determined using the following assumptions:

•	Estimated lump sums based on 4.69% interest and 1994 GAR Unisex Mortality

•	Expected age of lump sum payment was determined as follows:

•	If current age is at least 55 and service is at least 15 years, immediate payment was assumed.

•	If current age is less than 55 and service is at least 15 years, payment at age 55 was assumed.

•	If current age is less than age 55 and/or service less than 15 years, payment at age 65 was assumed.

•	The monthly accrued benefit as of December 31, 2006 is the amount payable at age 65 as a single life annuity.

•	If the expected age of lump sum payment is prior to age 65, the appropriate early retirement reductions were applied in the calculation of the estimated lump sum payment.

•	All participants who become disabled are assumed to continue on employer sponsored long term disability coverage until age 65 and then retire at age 65.

•	All participants are assumed to be married with a spouse of the same age.

•

Death benefits are paid to surviving spouses and reflect the adjustment for the 50% joint-and-survivor form of payment and the fact that the surviving spouse will receive 50%. In addition, the death benefit is assumed to be payable at the earliest retirement age of the participant.

(4)	In the case of “death” consists of life insurance proceeds and in all other cases consists of additional premiums paid after termination of employment.

Kees Majoor

The following table shows the potential payments upon termination of employment prior to and after a change of control of the Company for Kees Majoor.

Executive Benefit and Payments Upon Separation	For Cause Termination		Voluntary Termination		Death		Disability		Retirement		Involuntary Not For Cause or Employee for Good Reason Termination		Voluntary Termination During Open Window Period upon One Year Anniversary Following a Change-in-Control		Involuntary Not for Cause or Employee for Good Reason Termination (After Change-In- Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation		$0		$0		$0		$0		$0		$660,696		$1,131,604		$1,131,604
Long Term Incentive Compensation:
Stock Options (Unvested)(1)		$0		$0		$0		$0		$0		$0		$82,534		$82,534
Time-Based Restricted Stock(2)		$0		$0		$165,256		$0		$69,430		$0		$165,256		$165,256
Performance-Based Restricted Stock Units(2)		$0		$0		$203,392		$203,392		$203,392		$0		$403,606		$403,606
Other Benefits
Savings Plan	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A
Savings Plan Related Benefits		$0		$0		$0		$0		$0		$0		$0		$0
Pension Plan(3)		$338,420		$338,420		$1,007,413		$338,420		$338,420		$338,420		$338,420		$338,420
Health and Welfare Benefits		$0		$0		$0		$0		$0		$0		$0		$0
Life Insurance(4)		$0		$0		$0		$0		$0		$0		$0		$0
Excise Tax & Gross-Up		$0		$0		$0		$0		$0		$0		$0		$0

Total		$338,420		$338,420		$1,376,061		$541,812		$611,242		$999,116		$2,121,420		$2,121,420

(1)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2007 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2)	Reflects the fair market value as of December 31, 2007 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(3)	The amounts shown are in United States dollars and were calculated based on an exchange rate at December 31, 2007 of one Euro for each US $1.4593.

(4)	In all cases other than death, Mr. Majoor is assumed to retire immediately and take a lump sum based on interest rate of 6% and MR mortality.

(5)	In the case of death, Mr. Majoor’s spouse receives 60% of his projected age 65 benefit payable immediately as a single lump sum. Death benefits are financed through an insurance company in Belgium. As a result, the lump sum shown is based on an interest rate of 3.25% and FR mortality. The combination of a larger benefit and a lower interest rate results in a substantially larger lump sum for the spouse.

(6)	Upon death, orphan’s benefits may also be payable. No value has been included for an orphan’s pension.

Robert O’Brien

The following table shows the potential payments upon termination of employment prior to and after change of control of the Company for Robert O’Brien.

Executive Benefit and Payments Upon Separation	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause or Employee for Good Reason Termination	Voluntary Termination During Open Window Period upon One Year Anniversary Following a Change-in-Control	Involuntary Not for Cause or Employee for Good Reason Termination (After Change-In- Control)
Severance and Short-Term Compensation:
Cash Severance and Short- Term Cash Incentive Compensation	$0	$0	$140,377	$140,377	$0	$380,845	$476,784	$635,712
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	$0	$0	$0	$0	$0	$0	$82,534	$82,534
Time-Based Restricted Stock(2)	$0	$0	$165,256	$0	$69,430	$0	$165,256	$165,256
Performance-Based Restricted Stock Units(2)	$0	$0	$203,392	$203,392	$203,392	$0	$403,606	$403,606
Other Benefits
Savings Plan	$478,426	$478,426	$478,426	$478,426	$478,426	$478,426	$478,426	$478,426
Savings Plan Related Benefits	$0	$0	$0	$0	$0	$0	$13,500	$18,000
Pension Plan(3)	$944,615	$944,615	$440,380	$924,028	$944,615	$944,615	$944,615	$944,615
Health and Welfare Benefits	$0	$0	$0	$0	$0	$15,217	$20,290	$20,290
Life Insurance(4)	$0	$0	$227,040	$0	$0	$1,274	$1,698	$1,698
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0	$370,918	$454,379

Total	$1,423,041	$1,423,041	$1,654,871	$1,746,223	$1,695,864	$1,820,377	$2,957,627	$3,204,516

(1)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2007 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2)	Reflects the fair market value as of December 31, 2007 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(3)	The present value calculated for the Pension Plan was determined using the following assumptions:

•	Estimated lump sums based on 4.69% interest and 1994 GAR Unisex Mortality

•	Expected age of lump sum payment was determined as follows:

•	If current age is at least 55 and service is at least 15 years, immediate payment was assumed.

•	If current age is less than 55 and service is at least 15 years, payment at age 55 was assumed.

•	If current age is less than age 55 and/or service less than 15 years, payment at age 65 was assumed.

•	The monthly accrued benefit as of December 31, 2006 is the amount payable at age 65 as a single life annuity.

•	If the expected age of lump sum payment is prior to age 65, the appropriate early retirement reductions were applied in the calculation of the estimated lump sum payment.

•	All participants who become disabled are assumed to continue on employer sponsored long term disability coverage until age 65 and then retire at age 65.

•	All participants are assumed to be married with a spouse of the same age.

•

Death benefits are paid to surviving spouses and reflect the adjustment for the 50% joint-and-survivor form of payment and the fact that the surviving spouse will receive 50%. In addition, the death benefit is assumed to be payable at the earliest retirement age of the participant.

(4)	In the case of “death” consists of life insurance proceeds and in all other cases consists of additional premiums paid after termination of employment.

Dennis M. Sheedy

The following table shows the potential payments upon termination of employment prior to and after change of control of the Company for Dennis M. Sheedy.

Executive Benefit and Payments Upon Separation	For Cause Termination		Voluntary Termination		Death		Disability		Retirement		Involuntary Not For Cause or Employee for Good Reason Termination		Voluntary Termination During Open Window Period upon One Year Anniversary Following a Change-in-Control		Involuntary Not for Cause or Employee for Good Reason Termination (After Change-In- Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation		$0		$0		$109,167		$109,167		$0		$316,251		$427,001		$569,335
Long Term Incentive Compensation:
Stock Options (Unvested)(1)		$0		$0		$0		$0		$0		$0		$87,582		$87,582
Time-Based Restricted Stock(2)		$0		$0		$143,010		$0		$44,095		$0		$143,010		$143,010
Performance-Based Restricted Stock Units(2)		$0		$0		$237,291		$237,291		$237,291		$0		$454,454		$454,454
Other Benefits
Savings Plan		$15,059		$15,059		$29,917		$29,917		$15,059		$29,917		$15,059		$15,059
Savings Plan Related Benefits		$0		$0		$0		$0		$0		$0		$13,500		$18,000
Pension Plan(3)	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A
Health and Welfare Benefits		$0		$0		$0		$0		$0		$17,679		$23,572		$23,572
Life Insurance(4)		$0		$0		$203,334		$0		$0		$1,123		$1,498		$1,498
Excise Tax & Gross-Up		$0		$0		$0		$0		$0		$0		$374,136		$449,779

Total		$15,059		$15,059		$722,719		$376,375		$296,444		$364,970		$1,539,812		$1,762,289

(1)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2007 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2)	Reflects the fair market value as of December 31, 2007 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(3)	The present value calculated for the Pension Plan was determined using the following assumptions:

•	Estimated lump sums based on 4.69% interest and 1994 GAR Unisex Mortality

•	Expected age of lump sum payment was determined as follows:

•	If current age is at least 55 and service is at least 15 years, immediate payment was assumed.

•	If current age is less than 55 and service is at least 15 years, payment at age 55 was assumed.

•	If current age is less than age 55 and/or service less than 15 years, payment at age 65 was assumed.

•	The monthly accrued benefit as of December 31, 2006 is the amount payable at age 65 as a single life annuity.

•	If the expected age of lump sum payment is prior to age 65, the appropriate early retirement reductions were applied in the calculation of the estimated lump sum payment.

•	All participants who become disabled are assumed to continue on employer sponsored long term disability coverage until age 65 and then retire at age 65.

•	All participants are assumed to be married with a spouse of the same age.

•

Death benefits are paid to surviving spouses and reflect the adjustment for the 50% joint-and-survivor form of payment and the fact that the surviving spouse will receive 50%. In addition, the death benefit is assumed to be payable at the earliest retirement age of the participant.

(4)	In the case of “death” consists of life insurance proceeds and in all other cases consists of additional premiums paid after termination of employment.

Compensation of Directors

Governance Committee Oversight. The Board of Directors has assigned the oversight of Director compensation to the Governance Committee, which is comprised of three independent directors. The Governance Committee from time to time reviews and makes decisions regarding the compensation program for the independent Directors of the Company. The Committee’s function is to review and make recommendations to the Board as a whole concerning the compensation to be paid to Directors. In performing its functions, the Governance Committee may consult with the Compensation Committee with regard to issues of common interest. The Governance Committee has also used the independent compensation consultant which is used by the Compensation Committee in order to examine director compensation.

Board and Committee Fees. Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. Effective after the 2007 Annual Meeting, Directors who were not employees of the Company received an annual retainer of $45,000 for Board service. The retainer fees are payable in cash or Common Stock of the Company as described below. The Lead Director received an additional retainer of $15,000. In 2007, the Chairperson of each Committee received a retainer of $5,000, with the Chairperson of the Audit Committee instead receiving a retainer of $10,000. Prior to the 2007 Annual Meeting, Directors received a fee of $700 for each Committee meeting attended on the same day as a Board meeting and $1,500 or $1,800 for other meetings depending on the degree of preparation required. Effective after the 2007 Annual Meeting, no meeting fees were paid to Directors.

1999 Phantom Stock Plan. The 1999 Phantom Stock Plan provides each non-employee director with phantom stock with a value upon issuance of $20,000 each year. No actual stock of the Company is issued under this plan. Instead, each director is credited on the day following the Annual Meeting of Stockholders, in an account maintained for the purpose, with the fair market value of shares of the Company’s Common Stock equal to the cash amount of the award. Directors are also credited with the fair market value of shares equal to the amount of the cash dividends which would have been paid if the phantom stock were actual Common Stock. As the actual fair market value of the Company’s Common Stock changes, the credited value of the director’s phantom stock will change accordingly. When the director leaves the Board for any reason, including death or disability, the director will be entitled to be paid, in cash, the entire amount then credited in the account. If the shareholders approve the adoption of the 2008 Equity Incentive Plan, new awards will cease under this Plan.

1993 Non-Employee Directors’ Stock Option Plan. The 1993 Non-Employee Directors’ Stock Option Plan, as previously amended, provides for an annual grant on the day following the Annual Meeting of Stockholders of option shares equal to a number of shares which will result in a Black-Scholes calculated value of $25,000. The options vest and become exercisable six months after the date of grant and, in general, expire ten years after the date of grant. If the shareholders approve the adoption of the 2008 Equity Incentive Plan, new awards will cease under this Plan.

2008 Equity Incentive Plan. If the shareholders approve the adoption of the 2008 Equity Incentive Plan, instead of the grants previously made under the 1999 Phantom Stock Plan and the 1993 Non-Employee Directors’ Stock Option Plan, the Board intends to make a grant of restricted stock to non-employee directors with a value of $45,000, on the day after the Annual Meeting. Such shares will vest in equal annual increments over a three year period.

1997 Directors’ Fee Plan. The 1997 Directors’ Fee Plan provides Directors with payment alternatives for retainer (but not meeting) fees payable as a member of the Board or as the Chairman of any committee. Pursuant to the Plan, Directors are permitted to receive their retainer fees that are otherwise intended to be paid in cash in a current payment of cash or in a current payment of shares of Common Stock of the Company based upon the fair market value of the Common Stock upon the date of payment of the fee, or to defer payment of the retainer fees for subsequent payment of shares of Common Stock pursuant to a stock deferral election. Payment of Common Stock placed in a deferred stock account will be made in the calendar year following the calendar year during which a Director ceases to be a Director of the Company, including by reason of death or disability.

The following table sets forth information with respect to Director compensation during 2007.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) (1)		Stock Awards ($) (2)(3)	Option Awards ($) (3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Cruickshank	65,700		20,000	20,844	—	—	—	106,544
Randall S. Dearth	22,500		10,000	10,620	—	—	—	43,120
Thomas McConomy(5)	77,011		—	—	—	—	—	77,011
William Newlin	51,150		20,000	20,844	—	—	—	91,994
Julie Roberts	75,575		20,000	20,844	—	—	—	116,419
Timothy Rupert	54,350	(6)	20,000	20,844	—	—	—	95,194
Seth Schofield	75,500		20,000	20,844	—	—	—	116,344
John Surma	59,350	(7)	20,000	20,844	—	—	—	100,194
Robert Yohe	79,500		20,000	20,844	—	—	—	120,344

(1)	Includes the new 2007 retainer amount of $45,000, additional retainers paid to the Lead Director and Committee Chairpersons, fees paid for meetings in 2007 prior to the 2007 Annual Meeting, and fees for 2006 which were not paid until 2007.

(2)	The following represents the aggregate phantom stock units held by each director as of December 31, 2007: Mr. Cruickshank 10,741; Mr. Dearth 764; Mr. Newlin 3,897; Ms. Roberts 9,048; Mr. Rupert 3,897; Mr. Schofield 10,669; Mr. Surma 8,850 and Mr. Yohe 10,071.

(3)	Refer to Note 12 to the Company’s Consolidated Financial Statements of its 2007 Form 10-K for the related assumptions pertaining to the Company’s calculation in accordance with SFAS No. 123(R).

(4)	The following represents the aggregate stock options held by each director as of December 31, 2007: Mr. Cruickshank 81,770; Mr. Dearth 2,000; Mr. McConomy, 74,915; Mr. Newlin 16,051; Ms. Roberts 65,670; Mr. Rubert 16,051; Mr. Schofield 80,770; Mr. Surma 65,670 and Mr. Yohe 59,270.

(5)	Mr. McConomy retired effective May 18, 2007. His amount shown represents a cash payout of phantom stock as a result of Mr. McConomy’s retirement.

(6)	Of such amount, $45,000 was issued in Common Stock of the Company at the election of Mr. Rupert.

(7)	Of such amount, $50,000 was deferred into a Common Stock account at the election of Mr. Surma.

INDEPENDENT AUDITORS

Report of the Audit Committee

The charter of the Audit Committee was adopted by the Board of Directors effective February 6, 2003 (as amended through February 21, 2007) and is reviewed annually by the Committee. The Committee’s mission is to be the principal means by which the Board of Directors oversees management’s preparation and public disclosure of financial information about the Company. The objective is to make available to the public financial statements and other financial information that is of high quality, accurate, complete, timely, fairly presented, and complying with all applicable laws and accounting standards.

In overseeing the audit process for the year 2007, the Audit Committee obtained from Deloitte & Touche LLP, the Company’s independent auditors, their letter required by Independence Standard No. 1, “Independence

Discussions with Audit Committees,” describing all relationships between the auditors and the Company that might, in their opinion, bear on their independence. In that letter Deloitte & Touche LLP stated that in their judgment they are, in fact, independent. The Committee discussed with the auditors the contents of that letter and concurred in the judgment of independence.

The Committee reviewed with the auditors their audit plan, audit scope and identification of audit risks. Subsequently, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2007, first with both management and the independent auditors, and then with the auditors alone. This discussion covered the quality, not just the acceptability, of the Company’s financial reporting practices and the completeness and clarity of the related financial disclosures. The Committee also received and discussed, with and without management present, all communications from Deloitte & Touche LLP required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communications with Audit Committees.”

The Audit Committee then recommended to the Board of Directors that the audited financial statements be approved by the Board, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission, and be included in the Company’s annual report to stockholders for the year 2007.

In periodic meetings with the Company’s financial management and the independent auditors, the Audit Committee discussed and approved quarterly interim financial information prior to its release to the public. The Committee also performed the other functions required of it by its charter.

Management is responsible for the Company’s financial reporting process including its systems of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Committee’s responsibility is to monitor and review these processes. It is not our duty or our responsibility to plan or conduct audits or manage the system of internal controls of the Company. Therefore, we have relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the opinions of the independent auditors included in their report on the Company’s financial statements.

JULIE S. ROBERTS, CHAIRPERSON

ROBERT W. CRUICKSHANK

TIMOTHY G. RUPERT

Ratification of Appointment of Independent Auditors (Proposal 3)

The Audit Committee has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for 2008. Deloitte & Touche LLP audited the financial statements of the Company and its subsidiaries in 2007.

The Board of Directors recommends a vote for the ratification of the appointment of Deloitte & Touche LLP and unless otherwise directed therein, the proxies solicited by the Board will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider such vote in its decision to appoint independent auditors for 2009.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

Certain Fees

The following is a summary of fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively “Deloitte”) for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006.

	Fiscal Year Ended December 31, 2007	Fiscal Year Ended December 31, 2006
Audit Fees	$1,287,438	$1,330,738
Audit-Related Fees	109,752	28,286
Tax Fees	8,566	7,825
All Other Fees	0	0

Total	$1,405,756	$1,366,849

Audit Fees

Consist of fees related to professional services rendered for the integrated audit of the Company’s consolidated financial statements, reviews of the interim consolidated financial statements included in quarterly reports, comfort letters and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. Fees in 2007 decreased due to the absence of fees related to the 2006 quarterly restatements.

Audit-Related Fees

Consist of fees billed for the adoption of new accounting rules for 2007 and due diligence relating to certain transactions in 2006.

Tax Fees

Consist of fees billed for professional services for tax advice and tax planning.

Other Fees

Deloitte did not perform any services for the Company during the fiscal years ended December 31, 2007 or December 31, 2006 other than the services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Policy for Approval of Audit and Non-Audit Fees

In accordance with the Sarbanes-Oxley Act, the Audit Committee pre-approved all audit and non-audit related consulting services provided by the Company’s external audit firm. During 2007, the Audit Committee pre-approved the types of non-audit services which Deloitte was to perform during the balance of the year and the anticipated range of fees for each of these categories. In order to deal with the pre-approval process in the most efficient manner, the Audit Committee will employ pre-approval policies in 2008 that comply with applicable Securities and Exchange Commission regulations. The Chairman of the Audit Committee has the authority to approve work on behalf of the entire committee. A summary of all non-audit related spending is provided to the Audit Committee on a quarterly basis.

The Audit Committee believes that the provision of the above services by Deloitte is compatible with maintaining Deloitte’s independence.

CORPORATE GOVERNANCE

Access to Directors

The stockholders of the Company and other interested parties may communicate directly in writing to the Board of Directors by sending such communication to the Board or a particular Director in care of Dennis M. Sheedy, Vice President, General Counsel and Secretary, at the Company’s principal office. At present, such communications will be directly forwarded to the Board or such particular Director, as applicable. The presiding independent Director for executive sessions of non-management Directors is Seth Schofield. The stockholders of the Company may communicate in writing with Mr. Schofield in the manner described above.

Determination of Independence and Related Party Policy

The Board has determined that all of the directors except Mr. Stanik are independent, after reviewing the facts applicable to each such director and acknowledging the independence standards contained in the New York Stock Exchange listing requirement.

The Company has a written policy with respect to related party transactions which was adopted by the Board of Directors. In general, if a senior officer or director of the Company, or a member of their immediate family, is involved in a “related party transaction,” the senior officer or director must report that transaction to the general counsel. The general counsel will then analyze the transaction and determine whether it needs to be brought before the Governance Committee of the Board for approval. A related party transaction is a transaction that would require disclosure either under the rules of the SEC or the New York Stock Exchange rules of director independence. The statement of policy for related party transactions also provides certain instances in which a related party transaction may be approved by the Governance Committee. The policy requires that any related party transaction be disclosed in the Company’s applicable securities filings, including the proxy statement.

Attendance of Meetings by Directors

The Corporate Governance Guidelines of the Company state that all directors are expected to attend each Annual Meeting of Stockholders, as well as Board and applicable committee meetings, except in unavoidable circumstances. All directors attended the 2007 Annual Meeting of Shareholders.

Corporate Governance Documents

A copy of the current charters of the committees of the Board of Directors, the Code of Ethical Business Conduct (which applies to directors, officers and employees of the Company), the Supplement to the Code of Ethical Business Conduct (which also applies to the chief executive and senior financial officers), and the Corporate Governance Guidelines are available to stockholders at the Company’s website www.calgoncarbon.com, and any of such documents is also available in print to any stockholder who requests it by contacting Dennis M. Sheedy, Vice President, General Counsel and Secretary, at the Company’s principal office.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the NYSE. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors and ten-percent beneficial owners were complied with during 2007, except that there was a failure to file Forms 4 related to the Company’s grants of stock compensation (i) to the following officers on March 31, 2007: John Stanik, Leroy Ball, James Fishburne, Gail Gerono, Kees Majoor, Robert O’Brien and Dennis Sheedy and (ii) to the following directors on May 18, 2007: Robert Cruickshank, William Newlin, Julie Roberts, Timothy Rupert, Seth Schofield, John Surma and Robert Yohe. There was also a failure to file Forms 4 for the above named officers related to the use of time-vested restricted shares that were vesting to pay withholding taxes to the Company. In addition, the following Form 4s were filed late: Thomas McConomy reporting a sale of stock; Robert Yohe reporting two exercises of options; Dennis Sheedy reporting the sale of stock; and Timothy Rupert reporting the grant of stock for director fees.

VOTE REQUIRED

The three nominees for election as Directors in the Class of 2011 at the Annual Meeting who receive the greatest number of votes cast for the election of Directors by the holders of the Company’s Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, shall become Directors at the conclusion of the tabulation of votes.

The proposals to approve the adoption of the Company’s 2008 Equity Incentive Plan and to ratify the independent auditors will be adopted if a majority of the shares present in person or by proxy vote for the proposal. Since the total shares voted “for,” “against,” or “abstain” are counted to determine the minimum votes required for approval, if a stockholder abstains from voting, it has the same legal effect as voting against the matter. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are counted for purposes of determining a quorum but are not counted as a vote or used to determine the favorable votes required to approve the proposal.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS

If any stockholder wishes to present a proposal to be acted upon at the 2009 Annual Meeting of Stockholders and to include such proposal in the Company’s proxy statement, the proposal must be received by the Secretary of the Company by December 10, 2008 to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2009 Annual Meeting. The 2009 Annual Meeting is tentatively scheduled for April 30, 2009.

Section 1.08 of the by-laws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting (without including such proposal in the Company’s proxy statement) must give written notice of the proposal, containing the information specified in such Section 1.08, so that it is received by the Company within the notice period determined under such Section 1.08. These notice deadlines will generally be no earlier than 120 days prior to and no later than 60 days prior to, the anniversary of the date of the Company’s Proxy Statement for the Annual Meeting for the previous year, or between December 10, 2008 and January 27, 2009 for the Company’s Annual Meeting in 2009. Any shareholder proposal received by the Secretary of the Company outside such notice period will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Dennis M. Sheedy

Vice President, General Counsel and Secretary

April 3, 2008

Exhibit A

CALGON CARBON CORPORATION

2008 EQUITY INCENTIVE PLAN

SECTION 1

Purpose; Definitions

1.1 Purpose. The purposes of the 2008 Equity Incentive Plan (the “Plan”) are to encourage eligible employees of and service providers to Calgon Carbon Corporation (the “Corporation”) and its Subsidiaries, and non-employee directors of the Corporation, to increase their efforts to make the Corporation and each Subsidiary more successful, to provide an additional inducement for such persons to remain with the Corporation or a Subsidiary, to reward such persons by providing an opportunity to acquire shares of Common Stock on favorable terms, to provide a means through which the Corporation may attract able persons to the Corporation or one of its Subsidiaries, and to align their interests with those of the shareholders of the Corporation.

1.2 Certain Definitions. In addition to terms defined herein in the first place where they are used, the following terms are defined as set forth below:

(a) “Award” means a stock option, a stock appreciation right, restricted stock, restricted stock units, performance units or other stock-based award granted under the Plan.

(b) “Base Price” shall have the meaning set forth in Section 5.3.

(c) “Board” means the Corporation’s Board of Directors.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.

(e) “Committee” means, (a) with respect to Participants who are employees and other service providers, the Compensation Committee or such other committee of the Board as may be designated by the Board to administer the Plan, as referred to in Section 2.1 hereof, consisting of at least two members of the Board; provided, however, that any member of the Committee participating in the taking of any action under the Plan must qualify as (1) an “outside director” as then defined under Section 162(m) of the Code or any successor provision, (2) a “non-employee director” as then defined under Rule 16b-3 or any successor rule and (3) an “independent” director under the rules of the New York Stock Exchange or any other principal stock exchange on which the Corporation may in the future be listed, or (b) with respect to Participants who are non-employee directors, the Board or its designee, including the Corporate Governance Committee.

(f) “Common Stock” shall mean the Common Stock, par value $.01 per share, of the Corporation.

(g) “Covered Employees” shall have the meaning set forth in Section 2.1.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” with respect to a share of the Common Stock shall mean the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its sole discretion, may determine to rely upon): (i) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (ii) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States of America securities exchange registered under the Exchange Act on which the Common Stock is listed or (iii) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use (“NASDAQ”). If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this definition. If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this definition on the date as of which Fair Market Value is to be determined, the Committee shall in good faith and in conformance with the requirements of Section 409A of the Code, to the extent applicable to an Award, determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(j) “Free-Standing SARs” shall have the meaning set forth in Section 5.2.

(k) “Participant” means an eligible employee, other service provider or a non-employee director of the Corporation or any Subsidiary or affiliate who has received an Award under the Plan and any transferee or transferees of such persons to the extent the transfer is permitted under the Plan.

(l) “Performance Goals” means the performance goals, if any, established by the Committee in connection with the grant of restricted stock, restricted stock units, performance units or other Awards. In the case of Qualified Performance-Based Awards, the “Performance Goals” means such performance goals based on one or more of the following:

(i)	The following criteria for the Corporation on a consolidated basis, one or more of its direct or indirect Subsidiaries, and/or one or more divisions of the foregoing, either in absolute terms or relative to the performance of (x) the Corporation, its Subsidiaries or divisions (for a different period), (y) one or more other companies or (z) an index covering multiple companies:

1.	net income

2.	economic value added (earnings less a capital charge)

3.	EBITDA (earnings before interest, taxes, depreciation and amortization)

4.	sales

5.	costs

6.	gross margin

7.	operating margin

8.	pre-tax profit or income

9.	market share

10.	return on net assets

11.	return on assets

12.	return on capital

13.	return on invested capital

14.	cash flow

15.	free cash flow

16.	operating cash flow

17.	operating income

18.	earnings before interest and taxes

19.	working capital

20.	innovation as measured by a percentage of sales from new products

(ii)	The following criteria for the Corporation, either in absolute terms or relative to the performance of the Corporation (for a different period), one or more other companies or an index covering multiple companies:

1.	stock price

2.	return on shareholders’ equity

3.	earnings per share

4.	cash flow per share

5.	total shareholder return (stock price appreciation plus dividends)

(m) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 12.

(n) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(o) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity in an unbroken chain of entities beginning with the Corporation if each of the entities other than the last entity in the unbroken chain owns an equity interest possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other entities in the chain.

(p) “Tandem SARs” shall have the meaning set forth in Section 5.2.

SECTION 2

Administration

2.1. Committee. The Plan shall be administered by the Board or a Committee. References hereinafter to the Committee shall mean the Compensation Committee of the Board (or other appointed committee) with respect to employee and other service provider Participants and the Board or the Corporate Governance Committee (or other appointed committee) with respect to non-employee director Participants. The Committee shall have plenary authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limitation of the foregoing, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(a) to select the Participants to whom Awards may be made;

(b) to determine whether and to what extent Awards are to be granted hereunder;

(c) to determine the terms and conditions of each Award made hereunder, based on such factors as the Committee shall determine;

(d) subject to Section 2.5, to modify, amend or adjust the terms and conditions of any previously granted and outstanding Award;

(e) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(f) to interpret the terms and provisions of the Plan and any Award under the Plan (and any agreement under Section 2.5 relating thereto);

(g) subject to Section 2.5 and Section 2.6, to accelerate the vesting or lapse of restrictions on any outstanding Award, other than a Qualified Performance-Based Award, based in each case on such considerations as the Committee in its sole discretion determines;

(h) to decide all other matters that must be determined in connection with an Award;

(i) to determine whether, to what extent and under what circumstances cash, shares of Common Stock and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(j) to establish any insider trading “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(k) to otherwise administer the Plan.

In determining any Award to be made to any eligible employee, the Committee shall consider the position and the responsibilities of the employee being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant. The Committee may, except to the extent prohibited by applicable law or the listing standards of the stock exchange which is the principal market for the Common Stock, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officers of the Corporation or committee of officers of the Corporation selected by it, except with respect to Awards (including Qualified Performance-Based Awards) to any covered employees as defined in Section 162(m)(3) of the Code (“Covered Employees”), persons subject to Section 16 of the Exchange Act, or non-employee directors.

2.2. Committee Action. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

2.3 Committee Discretion. Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such officer at the time of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and the Participants eligible under the Plan.

2.4 Cancellation; Suspension; Clawback. Any or all outstanding Awards to a Participant may at any time, in the Committee’s sole discretion and subject to such terms and conditions established by the Committee, be cancelled, suspended, or required to be repaid, as the case may be, to the Corporation if the Participant (whether during employment or within eighteen (18) months after termination of employment or service with the Corporation and its Subsidiaries) (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries, (iii) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, or (iv) makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Corporation or any of its Subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies); provided, however, that this sentence shall not apply following the occurrence of a Section 11 Event (as defined in Section 11) unless the agreement under Section 2.5 specifically so provides; and provided, further, that to the extent that a Participant is a party to another agreement with the Corporation (such as an employment agreement) that includes covenants with respect to one or more of the activities described in subsections (i) through (iv) above, the terms of the covenants in such other agreement shall instead be used in determining the applicability of this Section 2.4 to the Participant. Whether a Participant has engaged in any such activities shall also be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding.

2.5 Agreements. The terms and conditions of each Award shall be set forth in a written (or electronic) agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the making of such Award. The effectiveness of an Award shall be subject to the agreement being signed by the Corporation and the Participant receiving the Award unless otherwise provided in the agreement. Unless otherwise provided in the agreement, each agreement or amendment thereto shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the Participant. The agreement confirming a stock option shall specify whether the stock option is an incentive stock option or a nonstatutory stock option. The provisions of such agreements need not be identical. Without the consent of the Participant, upon notice to the Participant thereof, the Committee may amend any Award to the Participant and the corresponding agreement in any respect not materially adverse to the Participant. All other amendments to the agreement shall be in writing (including electronic amendments) and executed on behalf of the Corporation and by the Participant. Any reference in the Plan to the agreement under Section 2.5 shall include any amendment to such agreement.

2.6 Certain Minimum Vesting Requirements. The Committee shall not be permitted to (a) make any Awards under Sections 6, 7 or 9 which do not, (i) in the case of time-based restrictions, contain a vesting period of less than three years, with no more frequent than ratable vesting over such period, and (ii) in the case of performance based restrictions, contain a measurement period of less than one year, or (b) accelerate the vesting of any such Award in a manner which would cause such Award to not comply with subsection (a) above, except in the case of the death, disability or retirement of a Participant or in the case of a Section 11 Event; provided, however, that the Committee shall be permitted to make such Awards, or accelerate such vesting, in a manner that does not comply with subsection (a) or subsection (b) above, up to an aggregate of ten percent (10%) of the number of shares authorized for issuance under this Plan, subject to adjustment as provided in Section 4.5.

SECTION 3

Eligibility

Those employees of the Corporation or any Subsidiary (including, but not limited to, Covered Employees) who share responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary, other service providers and/or non-employee directors of the Corporation or any Subsidiary shall be eligible to receive Awards as described herein, provided however, that incentive stock options may be granted only to employees of the Corporation and Subsidiaries which are its subsidiaries within the meaning of Section 424(f) of the Code.

SECTION 4

Shares Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Section 4.5, the maximum aggregate number of shares of the Common Stock for which Awards may be made under the Plan shall be 2,000,000 shares. The maximum number of shares of Common Stock that may be granted pursuant to options intended to be incentive stock options shall be 1,500,000 shares.

4.2 Individual Limit. The maximum number of shares of Common Stock as to which Awards other than performance units under Section 8 or Awards under Section 9 may be made under the Plan to any one Participant in any one calendar year is 500,000 shares, subject to adjustment and substitution as set forth in Section 4.5. For the purposes of this limitation, any adjustment or substitution made pursuant to Section 4.5 in a calendar year with respect to the maximum number of shares set forth in the preceding sentence shall also be made with respect to any shares subject to Awards previously granted under the Plan to such Participant in the same calendar year.

4.3 Share Counting.

(a) For purposes of the limit set forth in the first sentence of Section 4.1 (but not for purposes of any other limit in this Plan, including in Section 4.2), each share of Common Stock which is subject to an Award other than a stock option or a stock appreciation right shall be counted as 1.38 shares rather than one (1) share, provided, however, that in case of performance units and restricted stock units that have performance conditions, shares of Common Stock shall be counted as 1.38 shares rather than one (1) share for each actual share issued only at the time, if any, of the actual issuance of shares pursuant to the performance unit Award.

(b) Except in the case of Awards of performance units and restricted stock units that have performance conditions (where shares of Common Stock are counted only upon actual issuance of the shares pursuant to Section 4.3(a)), to the extent that any Award is forfeited, or any option and the Tandem SAR (if any) or any Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the shares of Common Stock subject to such Awards (and the number of shares counted against the limit set forth in the first sentence of Section 4.1 with respect to such Awards) shall again be available for Awards under the Plan under Section 4.1. However, shares of Common Stock subject to such Awards shall continue to be counted for purposes of Section 4.2 or Section 9, as applicable.

(c) If the exercise price of any option and/or the tax withholding obligations relating to any Awards are satisfied by delivering shares (either actually or through attestation) or withholding shares relating to such Award, the gross number of shares subject to the Award shall nonetheless be deemed to have been granted for purposes of Sections 4.1 and 4.2 and any shares which are delivered will not be added to the aggregate number of shares under Section 4.1 for which Awards may be made under the Plan.

(d) If a Tandem SAR is granted, each share of Common Stock subject to both the Tandem SAR and related stock option shall be counted as only one share of Common Stock for purposes of Sections 4.1 and 4.2.

(e) Each share of Common Stock subject to a stock option (with or without a Tandem SAR) or a Free-Standing SAR shall be counted as one share of Common Stock for purposes of Sections 4.1 and 4.2.

(f) All shares of Common Stock covered by a stock appreciation right, to the extent it is exercised and shares of Common Stock are actually issued upon exercise of the right, shall be counted for purposes of Sections 4.1 and 4.2, regardless of the number of shares used to settle the stock appreciation right upon exercise.

4.4 Common Stock. To the extent that the Corporation has such shares of Common Stock available to it and can issue such shares without violating any law or regulation, the Corporation will reserve Common Stock for issuance with respect to an Award payable in Common Stock. The shares of Common Stock which may be issued under the Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Corporation or partly each, as shall be determined from time to time by the Board.

4.5 Adjustment and Substitution of Shares. In the event of a merger, consolidation, stock rights offering, liquidation, separation, spinoff, disaffiliation of a Subsidiary from the Corporation, extraordinary dividend of cash or other property, or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), or in the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to prevent the dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the Awards to individuals, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the exercise price of such option or stock appreciation right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the shares subject to outstanding Awards; and (3) in connection with any disaffiliation of a Subsidiary, arranging for the assumption of Awards, or replacement of Awards with new Awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, or by the entity that controls such Subsidiary following such disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities). The Committee shall adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Corporation’s financial statements, notes to the financial statements, management’s discussion and analysis or other of the Corporation’s SEC filings; provided, however, that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code or cause such Awards not to qualify for the Section 162(m) Exemption, as defined in Section 12.1. No adjustment or substitution provided in this Section 4.5 shall require the Corporation or any other entity to issue or sell a fraction of a share or other security.

4.6 Section 409A; Section 162(m); Incentive Stock Options. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 4.5 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 4.5 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 4.5 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the grant date of the Award to be subject thereto. If any such adjustment or substitution provided for in Section 4.5 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options or to comply with Section 162(m) of the Code, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such option within the meaning of Section 424 of the Code, the Committee may determine that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding incentive stock option as the Committee, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

SECTION 5

Grant of Stock Options and Stock Appreciation Rights

5.1 Types of Options; Limit on Incentive Stock Options. The Committee shall have authority, in its sole discretion, to grant “incentive stock options” pursuant to Section 422 of the Code, to grant “nonstatutory stock options” (i.e., stock options which do not qualify under Sections 422 or 423 of the Code) or to grant both types of stock options (but not in tandem). Notwithstanding any other provision contained in the Plan or in any agreement under Section 2.5, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 5.1, the aggregate Fair Market Value on the date of grant of the shares with respect to which such incentive stock options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such Participant, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000 or such other applicable amount as may from time to time be set forth in the Code. If the date on which one or more incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any agreement under Section 2.5 and the acceleration of such exercise date would result in a violation of the $100,000 restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the extent, if any, that does not result in a violation of such restriction and, in such event, the exercise dates of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its sole discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the second sentence of this Section 5.1 and even if one or more such incentive stock options are thereby converted in whole or in part to nonstatutory stock options.

5.2 Types and Nature of Stock Appreciation Rights. Stock appreciation rights may be tandem stock appreciation rights which are granted in conjunction with incentive stock options or nonstatutory stock options (“Tandem SARs”), or stock appreciation rights which are not granted in conjunction with options (“Free-Standing SARs”). Upon the exercise of a stock appreciation right, the Participant shall be entitled to receive an amount in cash, shares of Common Stock, or both, in value equal to the product of (i) the excess of the Fair Market Value of one share of Common Stock on the date of exercise of the stock appreciation right over, in the case of a Tandem SAR, the exercise price of the related option, or in the case of a Free-Standing SAR, the Base Price per share (the “Spread”), multiplied by (ii) the number of shares of Common Stock in respect of which the stock appreciation right has been exercised. Notwithstanding the foregoing, the Committee at the time it grants a stock appreciation right may provide that the Spread covered by such stock appreciation right may not exceed a lower specified amount. The applicable agreement under Section 2.5 governing the stock appreciation rights shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. Tandem SARs may be granted at the grant date of the related stock options or, in the case of a related nonstatutory stock option, also at a later date. At the time a Tandem SAR is granted, the Committee may limit the exercise period for such Tandem SAR, before and after which period no Tandem SAR shall attach to the underlying stock option. In no event shall the exercise period for a Tandem SAR exceed the exercise period for the related stock option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related option is exercisable in accordance with the provisions of this Section 5. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR. Any Tandem SAR granted with a related incentive stock option shall be exercisable only when the Fair Market Value of a share of Common Stock exceeds the exercise price for a share of Common Stock under the related incentive stock option.

5.3 Exercise Price and Base Price. The exercise price per share of Common Stock subject to an option and any Tandem SAR, and the base price per share for any Free-Standing SAR (the “Base Price”), shall be determined by the Committee and set forth in the applicable agreement under Section 2.5, and shall be not less than the Fair Market Value of a share of the Common Stock on the applicable grant date, except that in the case of an incentive stock option granted to a Participant who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary which is a corporation (a “Ten Percent Participant”), the exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. For purposes of this Section 5.3, an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary. In no event may any option or stock appreciation right granted under this Plan, other than pursuant to Section 4.5, be amended to decrease the exercise price or Base Price thereof, be cancelled in conjunction with the grant of any new option or stock appreciation right with a lower exercise price or Base Price, be cancelled or repurchased for cash, property, or another Award at a time when the exercise price or Base Price is greater than the Fair Market Value of the underlying Common Stock, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Corporation’s shareholders.

5.4 Term; Vesting and Exercisability. The expiration date of each option and each stock appreciation right shall be fixed by the Committee, but shall not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Participant). Except as otherwise provided herein, options and stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and may be exercisable commencing with the grant date.

5.5 Method of Exercise. Subject to the provisions of this Section 5, options and stock appreciation rights may be exercised, in whole or in part (unless otherwise specified by the Committee in its sole discretion), at any time prior to their expiration date by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock as to which the option or stock appreciation rights is being exercised. In the case of the exercise of an option, such notice shall be accompanied by payment in full of the exercise price in United States of America dollars. If approved by the Committee (at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option), payment, in full or in part, may also be made as follows:

(a) Payment may be made in the form of unrestricted shares of Common Stock (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the option is exercised) provided however, that any portion of the exercise price representing a fraction of a share shall be paid in cash;

(b) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. In the event the broker sells any shares on behalf of a Participant, the broker shall be acting solely as the agent of the Participant, and the Corporation disclaims any responsibility for the actions of the broker in making any such sales; and/or

(c) With such other instrument as approved by the Committee, including Corporation loans, to the extent permitted by applicable law.

5.6 Delivery; Rights of Shareholders. No shares shall be delivered pursuant to the exercise of an option until the exercise price for the option has been fully paid and applicable taxes have been withheld. Unless otherwise specified by the Committee, the applicable Participant shall have all of the rights of a shareholder of the Corporation holding Common Stock with respect to the shares of Common Stock to be issued upon the exercise of the option or stock appreciation right (including the right to vote the applicable shares and the right to receive dividends), when the Participant (i) has given written notice of exercise in accordance with the procedures established by the Committee, (ii) if requested, has given the representation described in Section 10, and (iii) in the case of an option, has paid in full the exercise price for such shares.

5.7 Nontransferability of Options and Stock Appreciation Rights. Unless the Committee shall otherwise determine in the case of nonstatutory stock options and stock appreciation rights and limited to a transfer without the payment of value or consideration to the Participant, (i) no option or stock appreciation right shall be transferable by a Participant other than by will, or if the Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and (ii) all stock options and stock appreciation rights shall be exercisable during the lifetime of the Participant only by the Participant (or the Participant’s guardian or legal representative). Any Tandem SAR shall be transferable only when the related stock option is transferable and then only with the related stock option.

5.8 Termination of Employment. Unless the Committee, in its sole discretion, shall otherwise determine at the time of grant of the Award or, other than in the case of incentive stock options, thereafter, but subject to the provisions of Section 5.1 in the case of incentive stock options:

(a) If the employment or engagement of a Participant who is not disabled within the meaning of Section 422(c)(6) of the Code (a “Disabled Participant”) is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding incentive stock option held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;

(b) If the employment or engagement of a Participant who is not a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding nonstatutory stock option or stock appreciation right held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;

(c) If the employment or engagement of a Participant who is a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary, or a Participant retires at normal retirement age (not early retirement) under any retirement plan of the Corporation, any then outstanding stock option or stock appreciation right held by such Participant shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the termination of employment) by the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;

(d) Following the death of a Participant either during or after the termination of employment or engagement, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the death of the Participant) by the person entitled to do so under the will of the Participant, or, if the Participant shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period; and

(e) Unless the exercise period of a stock option or stock appreciation right following termination of employment or engagement has been extended as provided in Section 11.3, if the employment or engagement of a Participant terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death, all outstanding stock options and stock appreciation rights held by the Participant at the time of such termination of employment or engagement shall automatically terminate.

Whether termination of employment or engagement is a voluntary termination with the consent of the Corporation or a Subsidiary, whether a retirement is at normal retirement age under a retirement plan of the Corporation, and whether a Participant is a Disabled Participant shall be determined in each case, in its sole discretion, by the Committee (or, in the case of Participants who are not (i) Covered Employees as of the end of the Corporation’s immediately preceding fiscal year or (ii) the Chief Executive Officer of the Corporation, by such Chief Executive Officer, in his sole discretion) and any such determination by the Committee or such Chief Executive Officer shall be final and binding. Without limitation of the foregoing, a termination of employment or engagement by the Participant shall not be a voluntary termination with the consent of the Corporation unless the Committee or, if applicable, such Chief Executive Officer, in its or his sole discretion, specifically consents to the termination of employment or engagement in writing.

5.9 Termination of Service. In the case of Participants who are non-employee directors, unless the Committee, in its sole discretion, shall otherwise determine at the time of grant of the Award or thereafter:

(a) If the service of a Participant is terminated for reasons other than removal for cause, any then outstanding stock option or stock appreciation right held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of service) at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of termination of service, whichever is the shorter period;

(b) Following the death of a Participant either during or after the termination of service, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the death of the Participant) by the person entitled to do so under the will of the Participant, or, if the Participant shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period; and

(c) Unless the exercise period of a stock option or stock appreciation right following termination of service has been extended as provided in Section 11.3, if the service of a Participant terminates due to a removal for cause, all outstanding stock options and stock appreciation rights held by the Participant at the time of such termination of service shall automatically terminate.

Whether termination of service due to a removal for cause shall be determined in each case, in its sole discretion, by the Committee and any such determination by the Committee shall be final and binding.

5.10 Other Terms and Conditions. Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its sole discretion, by the Committee and set forth in the agreement under Section 2.5.

SECTION 6

Restricted Stock

6.1 Restricted Stock Awards; Certificates. Shares of restricted stock are actual shares of Common Stock issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of restricted stock shall be registered in the name of the applicable Participant and, unless held by or on behalf of the Corporation in escrow or custody until the restrictions lapse or the shares are forfeited, shall bear an appropriate conspicuous legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Calgon Carbon Corporation 2008 Equity Incentive Plan and a corresponding agreement. Copies of such Plan and agreement are on file at the offices of Calgon Carbon Corporation, 400 Calgon Carbon Drive, Pittsburgh, PA 15205.”

The Committee may require that the certificates evidencing such shares be held in escrow or custody by or on behalf of the Corporation until the restrictions thereon shall have lapsed or the shares are forfeited and that, as a condition of any Award of restricted stock, the applicable Participant deliver to the Corporation a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

6.2 Terms and Conditions. Shares of restricted stock shall be subject to the following terms and conditions:

(a) Subject to Section 2.6, the Committee shall, prior to or at the time of grant, condition the vesting of an Award of restricted stock upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals, or (iii) the attainment of Performance Goals and the continued service of the applicable Participant. The Committee shall establish at the time the restricted stock is granted the performance periods during which any Performance Goals specified by the Committee with respect to the restricted stock Award are to be measured. In the event that the Committee conditions the vesting of an Award of restricted stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of restricted stock as a Qualified Performance-Based Award. The conditions for vesting and the other provisions of restricted stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient, and shall be established by the Committee in its sole discretion. Except in the case of a Qualified Performance-Based Award, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock.

(b) Subject to the provisions of this Plan (including Section 6.3) and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of such restricted stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of such restricted stock. A restricted stock Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.

(c) Except as provided in this Section 6 and in the applicable agreement under Section 2.5, the applicable Participant shall have, with respect to the shares of restricted stock, all of the rights of a shareholder of the Corporation holding the Common Stock that is the subject of the restricted stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee and set forth in the applicable agreement under Section 2.5 and subject to Section 15.4, cash dividends on the Common Stock that is the subject of the restricted stock Award may be (i) automatically deferred and reinvested in additional restricted stock, and held subject to the same vesting and forfeiture conditions of the underlying restricted stock, or (ii) held by the Corporation in cash (without any payment of interest thereon) subject to the same vesting and forfeiture conditions of the restricted stock with respect to which the dividends are payable. Unless otherwise determined by the Committee and set forth in the applicable agreement under Section 2.5, any Common Stock or other securities payable with respect to any restricted stock as a result of or pursuant to Section 4.5, shall be held subject to the same vesting and forfeiture conditions of the underlying restricted stock.

(d) As soon as practicable after the applicable Restriction Period has ended, the Committee shall determine and certify (in writing in the case of Qualified Performance-Based Awards) whether and the extent to which the service period and/or the Performance Goals were met for the applicable restricted stock. If the vesting condition or conditions applicable to the restricted stock are not satisfied by the time the Restriction Period has expired, such restricted stock shall be forfeited. If and when the Restriction Period expires without a prior forfeiture of the shares of restricted stock (i) if legended certificates have been issued, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates, (ii) if legended certificates have not yet been issued, unlegended certificates (and any related blank stock powers previously executed by the Participant) shall be delivered to the Participant, and (iii) any cash dividends held by the Corporation pursuant to Section 6.2(c) shall be delivered to the Participant.

6.3 Permitted Transfers. Neither this Section 6 nor any other provision of the Plan shall preclude a Participant from transferring or assigning restricted stock, without the payment of value or consideration to the Participant, to (i) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant’s death or (ii) the trustee of any other trust to the extent approved in advance by the Committee, in its sole discretion, in writing. A transfer or assignment of restricted stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee, in its sole discretion, in writing, and restricted stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement under Section 2.5 as if such trustee were a party to such agreement.

SECTION 7

Restricted Stock Units

7.1 Restricted Stock Unit Awards. Restricted stock units are Awards denominated in shares of Common Stock that will be settled, subject to the terms and conditions of the restricted stock units and at the sole discretion of the Committee, in an amount in cash, shares of Common Stock, or both, based upon the Fair Market Value of a specified number of shares of Common Stock.

7.2 Terms and Conditions. Restricted stock units shall be subject to the following terms and conditions:

(a) Subject to Section 2.6, the Committee shall, prior to or at the time of grant, condition the vesting of restricted stock units upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals or (iii) the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the vesting of restricted stock units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the restricted stock units as a Qualified Performance-Based Awards. The Committee shall determine the performance period(s) during which any Performance Goals are to be achieved. The conditions for grant or vesting and the other provisions of restricted stock units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of restricted stock units shall be settled as and when the restricted stock units vest, as determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee, or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits. Except in the case of a Qualified Performance-Based Award, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock units.

(b) Subject to the provisions of the Plan and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of grant of such restricted stock units for which such vesting restrictions apply (the “Units Restriction Period”), and until the expiration of the Units Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber restricted stock units. A restricted stock unit may vest in part prior to the expiration of any Units Restriction Period.

(c) Participants granted restricted stock units shall not be entitled to any dividends payable on the Common Stock unless the agreement under Section 2.5 for restricted stock units specifies to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15.4 below). Restricted stock units shall not have any voting rights, and holders of restricted stock units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise).

SECTION 8

Performance Units

Performance units may be granted hereunder to eligible Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Committee shall establish at the time the performance unit is granted the performance period(s) during which any Performance Goals specified by the Committee with respect to the Award are to be measured. The Performance Goals to be achieved during any performance period(s) and the length of the performance period(s) shall be determined by the Committee upon the grant of each performance unit. The Committee may, in connection with the grant of performance units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of performance units (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Performance units may be paid in cash, shares of Common Stock, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable agreement under Section 2.5. Performance units shall not have any voting rights, and holders of performance units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise). The Performance Goals to be achieved for each performance period, whether the Performance Goals have been achieved, and the amount of the Award to be distributed shall be conclusively determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee. Performance units may be paid in a lump sum or in installments following the close of the performance period(s). The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber performance units. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of performance units made in any one calendar year shall be five million United States of America dollars ($5,000,000).

SECTION 9

Other Stock-Based Awards

The Committee may award Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including but not limited to, unrestricted stock or dividend equivalents. Any such Award shall be subject to such terms and conditions as established by the Committee, and may include Qualified Performance-Based Awards. The maximum value of Common Stock and other property, including cash, that may be paid or distributed to any Participant pursuant to this Section 9 (and not pursuant to other sections of the Plan) in any one calendar year shall be five million United States of America dollars ($5,000,000).

SECTION 10

Issuance of Shares

The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the shares of Common Stock may then be listed, (iii) all other applicable laws, regulations, rules and orders which may then be in effect and (iv) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

SECTION 11

Additional Rights in Certain Events

11.1 Definitions.

For purposes of this Section 11, the following terms shall have the following meanings:

(a) “Section 11 Event” shall mean the date upon which any of the following events occurs:

(i) The acquisition by any individual, entity or group (a “Person”) (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Corporation, (y) any acquisition by the Corporation or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation;

(ii) Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, provided, that for this purpose, the Incumbent Board shall not include any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (any individual not included in the Incumbent Board by reason of this proviso shall be excluded permanently for purposes of determining whether the Incumbent Board has at any time ceased for any reason to constitute at least two-thirds (2/3) of the Board);

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns such voting power of the shares of the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least two-thirds (2/3) of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(b) “Covered Change of Control Termination” shall mean (i) the termination of Participant’s employment by the Corporation other than for Cause during the one-year period after a Section 11 Event or (ii) the termination of Participant’s employment by Participant during the one-year period after a Section 11 Event, in the case in which the Corporation has required the Participant to be based at a location in excess of thirty-five miles from the location of Participant’s principal job location or office immediately prior to such change.

(c) “Cause” shall mean Participant’s (i) willful misconduct in the performance of his or her duties (other than for Disability); (ii) dishonesty or breach of trust by Participant which is demonstrably injurious to the Corporation or its Subsidiaries; (iii) conviction for or plea of nolo contendere to a felony; (iv) insubordination or failure to follow directives issued by a superior at the Corporation or by the Board of Directors; (v) actions which cause a breach or violation of securities laws (including the Sarbanes-Oxley Act or any rules or regulations related thereto); or (vi) material violations of a Corporation policy.

11.2 Acceleration of the Exercise Date of Stock Options and Stock Appreciation Rights. Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, and notwithstanding any other provision contained in the Plan other than Section 11.7, in case any Covered Change of Control Termination occurs with respect to a Participant, all outstanding stock options and stock appreciation rights of such Participant shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

11.3 Extension of the Expiration Date of Stock Options and Stock Appreciation Rights. Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, and notwithstanding any other provision contained in the Plan other than Section 11.7, all stock options and stock appreciation rights held by a Participant whose employment with the Corporation or a Subsidiary terminates by a Covered Change of Control Termination shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option or stock appreciation right.

11.4 Lapse of Restrictions on Restricted Stock Awards. Unless the agreement under Section 2.5 shall otherwise provide, and notwithstanding any other provision contained in the Plan other than Section 11.6 and Section 11.7, if any Covered Change of Control Termination occurs with respect to a Participant prior to the scheduled lapse of all restrictions applicable to restricted stock Awards of such Participant under the Plan (including but not limited to Qualified Performance-Based Awards), all such restrictions shall lapse upon the occurrence of any such Covered Changed of Control Termination regardless of the scheduled lapse of such restrictions.

11.5 Vesting of Restricted Stock Units and Performance Units. Unless the agreement under Section 2.5 shall otherwise provide, and notwithstanding any other provision contained in the Plan other than Section 11.6 and Section 11.7, if any Covered Change of Control Termination occurs with respect to a Participant, all restricted stock units and performance units (including but not limited to Qualified Performance-Based Awards) of such Participant shall be considered to be earned and payable in full, any vesting conditions shall be considered to have been satisfied, and such restricted stock units and performance units shall be settled in cash as promptly as is practicable.

11.6 Code Section 409A. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 11 shall be applicable only to the extent specifically provided in the agreement under Section 2.5 applicable to the Award and permitted pursuant to Section 12.2.

11.7 Other Agreements. Notwithstanding anything in this Plan to the contrary, to the extent that a Participant is a party to an agreement with the Corporation (such as an employment agreement) that has change in control provisions which provide for the acceleration of equity awards owned by the Participant, the provisions of such agreement and not the provisions herein shall control the acceleration and exercisability of such Participant’s equity awards.

SECTION 12

Qualified Performance-Based Awards; Section 409A

12.1 Qualified Performance-Based Awards.

(a) The provisions of this Plan are intended to ensure that all options and stock appreciation rights granted hereunder to any Participant who is or may be a Covered Employee in the tax year in which such option or stock appreciation right is expected to be deductible to the Corporation qualify for the exemption from the limitation on deductions imposed by Section 162(m) of the Code (the “Section 162(m) Exemption”), and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an option or stock appreciation right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. Within 90 days after the commencement of a performance period or, if earlier, by the expiration of 25% of a performance period, the Committee will designate one or more performance periods, determine the Participants for the performance periods and establish the Performance Goals for the performance periods.

(b) Each Qualified Performance-Based Award (other than an option or stock appreciation right) shall be earned, vested and/or payable (as applicable) upon certification in writing by the Committee of the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as previously established by the Committee with respect to such Award.

(c) Notwithstanding any provision in the Plan or in any agreement under Section 2.5, to the extent that any such provision or action of the Committee would cause any Qualified Performance-Based Award not to qualify for the Section 162(m) Exemption, such provision or action shall be null and void as it relates to Covered Employees, to the extent permitted by law and deemed advisable by the Committee.

12.2 Code Section 409A. It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Section 11 Event, shall be set forth in the applicable agreement under Section 2.5, and shall comply in all respects with Section 409A of the Code.

SECTION 13

Effect of the Plan on the Rights of Participants

Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any Participant any right to be granted any Award under the Plan. Nothing in the Plan, in any Award under the Plan or in any agreement under Section 2.5 providing for any Award under the Plan shall confer any right to any Participant to continue in the employ or service of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary or shareholders to terminate the employment or service of such Participant at any time or adjust his or her compensation at any time.

SECTION 14

Amendment or Termination

The right to amend the Plan at any time and from time to time and the right to terminate the Plan are hereby specifically reserved to the Board; provided that no such amendment of the Plan shall, without shareholder approval (a) increase the maximum aggregate number of shares of Common Stock for which Awards may be made under Section 4.1 of the Plan, (b) increase the maximum aggregate number of shares of Common Stock as to which incentive stock options may be granted under Section 4.1 of the Plan, (c) make any changes in the class of Participants eligible to receive Awards under the Plan, (d) change the maximum number of shares of Common Stock as to which Awards may be made to any Participant under Section 4.2 of the Plan, or the maximum amount that may be paid or distributed to any Participant pursuant to a grant of performance units or other stock-based Awards made in any one calendar year under Section 8 or 9 of the Plan, respectively, (e) change the exercise price or Base Price permitted under Section 5.3 of the Plan or the restrictions regarding repricing under Section 5.3 of the Plan,(f) be made if shareholder approval of the amendment is at the time required for Awards under the Plan to qualify for the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3 or by the rules of the New York Stock Exchange or any stock exchange on which the Common Stock may then be listed or (g) be made to the extent such approval is needed for Qualified Performance-Based Awards to qualify for the Section 162(m) Exemption. No amendment or termination of the Plan shall, without the written consent of the holder of an Award under the Plan, adversely affect the rights of such holder with respect thereto.

SECTION 15

General Provisions

15.1 Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements for its Participants.

15.2 Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Corporation (or, if applicable, a Subsidiary), or make arrangements satisfactory to the Corporation (or, if applicable, a Subsidiary) regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount unless otherwise determined by the Committee) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes, and provided that any fractional share amount must be paid in cash or withheld from compensation otherwise due to the Participant. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

15.3 Limitation of Liability. The grant of any Award shall not:

(a) give a Participant any rights except as expressly set forth in the Plan or in the agreement under Section 2.5;

(b) create any fiduciary or other obligation of the Corporation or any Subsidiary to take any action or provide to the Participant any assistance or dedicate or permit the use of any assets of the Corporation or any Subsidiary that would permit the Participant to be able to attain any Performance Goals associated with any Award;

(c) create any trust, fiduciary or other duty or obligation of the Corporation or any Subsidiary to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products; or

(d) create any obligation of the Corporation or any Subsidiary that shall be greater than the obligation of the Corporation or that Subsidiary to any of their general unsecured creditors.

15.4 Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional restricted stock at the time of any dividend payment, and the payment of shares with respect to dividends to Participants holding Awards of restricted stock units, shall only be permissible if authorized by the Committee and if sufficient shares of Common Stock are available under Section 4 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares of Common Stock are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of restricted stock units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which restricted stock units shall provide for settlement in cash and for dividend equivalent reinvestment in further restricted stock units on the terms contemplated by this Section 15.4.

15.5 Governing Law and Interpretation. To the extent not inconsistent with federal law, the Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

15.6 Dispute Resolution. Since Awards are granted in Western Pennsylvania, records relating to the Plan and Awards are located in Western Pennsylvania, and the Plan and Awards are administered in Western Pennsylvania, the Corporation and the Participant to whom an Award is granted, for themselves and their heirs, representatives, successors and assigns (collectively, the “Parties”) irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Allegheny County, Pennsylvania and the federal courts of the Western District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, the subject matter of the Plan or any Awards under the Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any Awards or the terms and conditions of the Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to the Plan, and to ensure consistency in application and interpretation of the governing law under Section 15.5 of the Plan, the Parties agree that (a) sole and exclusive appropriate venue for any such action shall be the Pennsylvania courts described in the immediately preceding sentence, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Parties and over the subject matter of any dispute relating hereto and (d) the Parties waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

15.7 Non-Transferability. Except as otherwise specifically provided in the Plan or by the Committee and limited to a transfer without the payment of value or consideration to the Participant, Awards under the Plan are not transferable except by will or by laws of descent and distribution of the state of domicile of the Participant at the time of death.

15.8 Deferrals. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, provided that any such deferral is consistent with all aspects of Section 409A of the Code. Subject to the provisions of this Plan and any agreement under Section 2.5, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

15.9 Integration. The Plan and any written agreements executed by Participants and the Corporation under Section 2.5 contain all of the understandings and representations between the parties and supersede any prior understandings and agreements entered into between them regarding the subject matter within. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of the Plan which are not fully expressed in the Plan and the written agreements.

15.10 Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to eligible employees who are foreign nationals, who are located outside the United States of America or who are not compensated from a payroll maintained in the United States of America, or who are otherwise subject to (or could cause the Corporation to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States of America, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

SECTION 16

Effective Date and Duration of Plan

The effective date and date of adoption of the Plan shall be March 25, 2008, the date of adoption of the Plan by the Board, provided that the Plan is approved by a majority of the votes cast at a meeting of shareholders duly called, convened and held on or prior to March 25, 2009, at which a quorom representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan. No stock option or stock appreciation right granted under the Plan on or after March 25, 2008 may be exercised until after such approval and any restricted stock, restricted stock units, performance units or other Award awarded under the Plan shall be forfeited to the Corporation on March 25, 2009 if such approval has not been obtained on or prior to that date. No Award under the Plan may be made subsequent to March 25, 2018.

CALGON CARBON CORPORATION

Proxy Solicited on Behalf of the Board of Directors of

the Company for Annual Meeting of the Stockholders May 1, 2008

P	John S. Stanik and Leroy Ball, or either of them, are hereby appointed for the undersigned, with full power of substitution,
R	to vote all the shares of Common Stock of Calgon Carbon Corporation (the “Company”) which the undersigned may be
O	entitled to vote at the Annual Meeting of Stockholders of the Company scheduled for May 1, 2008, and at any
X	adjournment thereof, as directed on the reverse side of this proxy card and, in their discretion on any matters which may
Y	properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as specified on the reverse side hereof. If not specified, the shares represented by this proxy will be voted FOR proposals 1, 2 and 3.

Please mark, sign and date this proxy card on the reverse side hereof and return it in the enclosed envelope.

SEE REVERSE SIDE

Annual Meeting of Stockholders

of

Calgon Carbon Corporation

May 1, 2008

1:00 P.M.

Company’s Office

400 Calgon Carbon Drive

Pittsburgh, Pennsylvania

Please mark

☒	votes as in

this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

		FOR	WITHHELD
1.	To elect three Directors for the class of 2011. The nominees are
	Randall Dearth	☐	☐
	Timothy G. Rupert	☐	☐
	Seth E. Schofield	☐	☐

For, except vote withheld from the following nominee(s):
		FOR	AGAINST	ABSTAIN

2.	To approve the Adoption of the Company’s 2008 Equity Incentive Plan	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	Ratification of Deloitte & Touche LLP as independent auditors for 2008.	☐	☐	☐

Mark box at right if you plan to attend the Annual Meeting ☐

Signatures:                                          Date:

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Calgon Carbon Corporation

Please sign, date and return your proxy in the enclosed envelope